                                                                     EXHIBIT 10





                         Credit Agreement by and among
       the Company and SunTrust Bank, Nashville, N.A. as agent and lender dated December 1, 1998

                                CREDIT AGREEMENT



                          Dated as of December 1, 1998

                                  By and Among

                     CHILDREN'S COMPREHENSIVE SERVICES, INC.

                                       AND

                         SUNTRUST BANK, NASHVILLE, N.A.,

                              AGENT AND AS A LENDER

                                    EXHIBITS
                                    --------

Exhibit A:    form of Revolving Credit Note
Exhibit B:    form of Term Note
Exhibit C     form of Assignment and Acceptance Agreement
Exhibit D:    form of Subsidiary Guaranty
Exhibit E:    form of Notice of Borrowing
Exhibit F:    form of Notice of Conversion/Continuation
Exhibit G:    Borrower's Certificate
Exhibit H:    Opinion of Borrower's Counsel
Exhibit I:    form of Compliance Certificate
Exhibit J:    form of Subsidiary Guaranty
Exhibit K:    form of Subsidiary Security Agreement


                                    SCHEDULES
                                    ---------

Schedule 5.1. -
Schedule 5.5. -
Schedule 5.8.(a) -
Schedule 5.8.(b) -
Schedule 5.8.(c) -
Schedule 5.11. -
Schedule 5.13.A -
Schedule 5.13.B -
Schedule 5.15. -
Schedule 5.16. -
Schedule 5.17. -
Schedule 5.18. -
Schedule 5.20. -
Schedule 5.21. -

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is made and entered into as of this 1st day of December, 1998 by and between CHILDREN'S COMPREHENSIVE SERVICES, INC., a Tennessee corporation (the "Borrower"), SUNTRUST BANK, NASHVILLE, N.A. ("SunTrust"), and such other banks and lending institutions identified on the signature page hereof, all of which are referred to collectively herein as the "Lenders"), and SUNTRUST BANK, NASHVILLE, N.A., in its capacity as agent for Lenders and each successive agent for such Lenders as may be appointed from time to time pursuant to Article 9. herein (the "Agent").

                                    RECITALS:

         1. The Borrower desires that the Lenders extend the Borrower credit pursuant to the terms of this Credit Agreement.

         2. The Lenders are willing to extend the Borrower credit pursuant to the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties agree as follows:

                       ARTICLE I DEFINITIONS; CONSTRUCTION

         SECTION 1.1. DEFINITIONS.

         In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

         "Acquisition" means the acquisition by any Consolidated Company of any of the following: (a) the controlling interest in any Person, (b) a Consolidated Company, or (c) substantially all of the Property of any Person.

         "Adjusted LIBO Rate" shall mean with respect to each Interest Period for a Eurodollar Advance, the rate obtained by dividing (A) LIBO for such Interest Period by (B) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D).

         "Advance" shall mean any principal amount advanced and remaining outstanding at any time under the Revolving Loans, which Advances shall be made or outstanding as Base Rate Advances or Eurodollar Advances, as the case may be.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

         "Agent" shall mean SunTrust, and any successor agent appointed pursuant to Section 9.9. hereof.

         "Agreement" shall mean this Credit Agreement, as hereafter amended, restated, supplemented or otherwise modified from time to time.

         "Applicable Commitment Percentage" shall mean, for each Lender, a fraction, the numerator of which shall be the amount of such Lender's Commitment and the denominator of which shall be the aggregate amount of the Commitments of all the Lenders, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth on the signature pages hereof under the caption "Applicable Commitment Percentage".

         "Applicable Margin" shall mean the number of basis points per annum determined in accordance with the table set forth below based on the fiscal quarter-end ratio of Borrower's Funded Debt to EBITDA:


--------------------------------------------------------------------------- ------------------------------------
                           TIER I                 TIER II                  TIER III               TIER IV
----------------------------------------------------------------------------------------------------------------
Ratio of Funded         <1.25 to 1.0         > 1.25 to 1.0 and <       > 2.00 to 1.0 and       > 2.75 to 1.0
Debt to EBITDA                               -                         -                       -
                                                 2.00 to 1.0              < 2.75 to 1.0
----------------------------------------------------------------------------------------------------------------
Applicable            20 basis points        25 basis points per        30 basis points       37.5 basis points
Margin for               per annum                  annum                   per annum             per annum
Facility Fee
----------------------------------------------------------------------------------------------------------------
Applicable            75 basis points         100 basis points         137.5 basis points      175 basis points
Margin for               per annum                per annum                 per annum              per annum
Eurodollar
Advances
-----------------------------------------------------------------------------------------------------------------
Applicable            0 basis points          0 basis points per        50 basis points         50 basis points
Margin for Base          per annum                  annum                   per annum              per annum
Rate Advances
-----------------------------------------------------------------------------------------------------------------


         "Application for Issuance of a Standby Letter of Credit" shall mean any application or agreement executed by Borrower in connection with the issuance by Agent of any Letter of Credit.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit C.

         "Available Revolving Credit Commitment" shall mean at any time that amount equal to (A) Total Commitments less (B) the sum of (i) all outstanding Revolving Loans, and (ii) the face amount of all outstanding Letters of Credit.

         "Bankruptcy Code" shall mean the Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. ss. 101 et seq.) and any successor statute.

         "Base Rate Advance" shall mean an Advance made or outstanding as a Revolving Loan, bearing interest based on the Base Rate, plus the Applicable Margin.

         "Base Rate" shall mean (with any change in the Base Rate to be effective as of the date of change of either of the following rates) the higher of (i) the rate which the Agent publicly announces from time to time as its "base" or "prime" lending rate, as the case may be, for Dollar loans in the United States, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum. The Agent's "base" or "prime" lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to customers; the Agent may make commercial loans or other loans at rates of interest at, above or below the Agent's "base" or "prime" lending rate. The Base Rate is determined daily. Any change in such rates to be effective as of the date of any change in such rate.

         "Borrower" shall mean Children's Comprehensive Services, Inc., a Tennessee corporation, its successors and permitted assigns.

         "Borrowing" shall mean the borrowing by Borrower under the Revolving Credit Notes as a Base Rate Advance or a Eurodollar Advance, or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

         "Business Day" shall mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Nashville, Tennessee and, if the applicable Business Day relates to Eurodollar Advances, excluding any day on which commercial banks are closed or required to be closed for domestic and international business, including dealings in Dollar deposits on the London Interbank Market.

         "Capital Lease" shall mean, as applied to any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

         "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder which would, in accordance with GAAP, appear on a balance sheet of such lessee in respect of such Capital Lease.

         "California Acquisition" shall mean the acquisition by Borrower of 100% of the outstanding common stock of Somerset Educational Services, the acquisition by Borrower of certain assets of Behavioral Medicine Professional Services, Inc., the acquisition by Borrower of certain assets of BMB Enterprises and the acquisition by

Borrower of certain assets of B & B Leasing, for a total consideration of $10,500,000, consisting of $8,125,000 in cash and a $2,375,000 note secured by a first mortgage on certain real estate being acquired by Borrower in the California Acquisition.

         "Closing Date" shall mean December 1, 1998 or such later date on which the initial Loans are made and the conditions set forth in Section 4.1. and 4.2. are satisfied or waived.

         "Collateral" shall mean all of the presently existing and hereafter arising tangible and intangible assets of Borrower, Guarantor, or any Subsidiary Guarantor, including, but not limited to: accounts, accounts receivable, inventory, furniture, equipment, intellectual property, chattel paper, general intangibles, leasehold interests (including all rights under capitalized leases assumed in Acquisitions), contract rights, and licenses, but excluding real property.

         "Commitment" shall mean, for any Lender at any time its Revolving Credit Commitment.

         "Consolidated Companies" shall mean, collectively, Borrower, the Guarantor, the Subsidiaries, and any Person the financial statements of which are consolidated with the Borrower or any Subsidiary.

         "Consolidated EBITDA" shall mean for any fiscal period of Borrower, an amount equal to the sum of (A) Consolidated EBIT, plus (B) depreciation and amortization expenses to the extent deducted in determining such Consolidated EBIT as determined on a consolidated basis in accordance with GAAP, plus (C) the historical consolidated EBITDA of any Person adjusted for known and detailed expense cuts acceptable to Agent for such period which accrued prior to the date such Person became a Consolidated Company or was merged into and consolidated with the Borrower or any other Consolidated Company or such Person's assets were acquired by the Borrower or any other Consolidated Company (and the underlying records of such Person shall be audited to the extent the Borrower is required pursuant to Regulation S-X of the SEC to present audited financial information for such Person in documents filed by it with the SEC). If audited financial records are not available for acquired companies, pro-forma financial statements (subject to review and acceptance by the Agent) will be substituted.

         "Consolidated EBIT" shall mean for any fiscal period, an amount equal to (A) the sum of Consolidated Net Income (Loss) for such period, plus, (B) to the extent deducted in determining Consolidated Net Income (Loss), (i) Consolidated Interest Expense for such period, and (ii) provisions for taxes (whether paid or deferred) of the Borrower and the Consolidated Companies for such period. The calculation of EBIT shall be made without giving effect to any extraordinary gains or losses, any other non-cash charges or gains or losses from sales of assets other than inventory sold in the ordinary course of business, determined for the Borrower and the Consolidated Companies on a consolidated basis in accordance with GAAP.

         "Consolidated Funded Debt" shall mean the Funded Debt of the Consolidated Companies, on a consolidated basis.

         "Consolidated Funded Debt to Total Capitalization Ratio" shall mean that ratio determined in accordance with Section 7.1.(c) herein.

         "Consolidated Interest Expense" shall mean, for any fiscal period of Borrower, total interest expense (including without limitation, interest expense attributable to Capital Leases in accordance with GAAP and any program costs incurred by the Consolidated Companies in connection with sales of accounts receivable pursuant to a securitization program) of the Consolidated Companies on a consolidated basis.

         "Consolidated Net Income (Loss)" shall mean for any fiscal period of Borrower, the net income (or loss) of the Consolidated Companies on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP; provided that there shall be excluded therefrom (i) any items of gain or loss which were included in determining such consolidated net income and were not realized in the ordinary course of business; and (ii) the income (or loss) of any Person accrued prior to the date such becomes a Consolidated Company or is merged into or consolidated with a Consolidated Company, or such Person's assets are acquired by a Consolidated Company.

         "Consolidated Net Worth" shall mean on a consolidated basis the excess of (A) total assets over (B) total liabilities of the Consolidated Companies, as determined in accordance with GAAP.

         "Consolidated Rental Expense" shall mean for any fiscal period of Borrower, the total operating lease expense of the Consolidated Companies on a consolidated basis.

         "Consolidated Tangible Net Worth" shall mean on a consolidated basis the excess of (A) total assets over (B) total liabilities of the Consolidated Companies, as determined in accordance with GAAP, less the sum of the Consolidated Companies' cost in excess of net assets acquired and other assets/deferred charges.

         "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or under-taking under which such Person is obligated or by which it or any of the Property owned by it is bound.

         "Corporate Guaranty" shall mean the Guaranty executed by Children's Comprehensive Services of California, Inc. in favor of Agent for the benefit of Lenders and executed in connection with this Agreement.

         "Credit Documents" shall mean, collectively, this Agreement, the Notes, the Fee Letter, the Corporate Guaranty, the Subsidiary Guaranties, the Security Documents, and all other instruments, documents, certificates, agreements and writings executed in connection herewith.

         "Default" shall mean any event or condition the occurrence of which constitutes or would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

         "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States, or any state thereof, having total assets in excess of $1,000,000,000 or any commercial finance or asset based lending Affiliate of any commercial bank and (ii) any Lender or any Affiliate of any Lender.

         "Environmental Laws" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including, without limitation, ambient surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom. Such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. ss. 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. ss. 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. ss. 9601 et seq.), and (vi) all applicable national and local laws or regulations with respect to environmental control.

         "Equity Proceeds" shall mean the net proceeds obtained by Borrower or any other Consolidated Company through the public or private placement of shares of stock of the Borrower or any Consolidated Company or the issuance of subordinated debt of any Consolidated Company (the form, substance, and terms of which subordinated debt shall first be determined to be acceptable to Required Lenders).

         "ERISA Affiliate" shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Tax Code.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

         "Eurodollar Advance" shall mean an Advance made or outstanding as a Revolving Loan, bearing interest based on the Adjusted LIBO Rate, plus the Applicable Margin.

         "Event of Default" shall have the meaning provided in Article 8.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

         "Executive Officer" shall mean with respect to any Person, the Chief Executive Officer, President, Vice Presidents (if elected by the Board of Directors of such Person), Chief Financial Officer, Treasurer, Secretary and any Person holding comparable offices or duties (if elected by the Board of Directors of such Person).

         "Facility Fee" shall have the meaning ascribed to it in Section
3.6.(a).

         "Facility" or "Facilities" shall mean the Revolving Credit Commitments or the Letter of Credit Subcommitment, as the context may indicate.

         "Facing Fee" shall mean an amount equal to 0.125% per annum multiplied by the face amount of any Letter of Credit.

         "Federal Funds Rate" shall mean with respect to any Base Rate Advance, a fluctuating interest rate per annum equal for each day during which such Advance is outstanding to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as set forth for each day on Page 4833 of the Telerate at 8:00 a.m. (Nashville, Tennessee time) or if such reporting service is unavailable, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

         "Fee Letter" means that certain letter agreement dated October 23, 1998 between the Borrower and the Agent relating to certain fees from time to time payable by the Borrower to the Agent, together with all amendments and supplements thereto.

         "Financial Officer" means with respect to the Borrower, any of the Chief Financial Officer, Vice President of Finance, and Treasurer.

         "Financial Report" means at a specified date, the most recent financial statements of the Consolidated Companies delivered pursuant to Section 6.7. of this Agreement.

         "Fiscal Year" means the twelve (12) month accounting period ending on June 30th of each year and presently used by Borrower as its fiscal year for accounting purposes.

         "Fixed Charge Coverage Ratio" shall mean, as at the end of any fiscal quarter of Borrower, the ratio set forth in Section 7.1.(b) herein.

         "Funded Debt" shall mean, with respect to the Consolidated Companies without duplication on a consolidated basis, (i) Indebtedness for Borrowed Money, (ii) debt evidenced by bonds, debentures, promissory notes, or similar instruments; (iii) Purchase Money Indebtedness, (iv) conditional sales contracts and similar title retention debt instruments, (v) capitalized leases, (vi) debt or obligations arising under any application for issuance of a standby letter of credit, or any other indemnity agreement or reimbursement agreement of Borrower or a Consolidated Company related to the issuance of a letter of credit or banker's acceptance on the account of Borrower or any Consolidated Company, and
(vii) all obligations under any direct or indirect Guaranty of any Consolidated Company.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "Guarantor" shall mean Children's Comprehensive Services of California, Inc.

         "Guarantors" shall mean the Guarantor and the Subsidiary Guarantors.

         "Guaranty" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Hazardous Substances" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986.

         "Hedging Obligations" shall mean all obligations of Borrower to any Person under an ISDA Master Swap Agreement or under any Interest Rate Contract.

         "Income Taxes" shall have the meaning given such term by GAAP.

         "Indebtedness" of any Person shall mean, without duplication, (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of Property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments, (ii) all Capital Lease Obligations; (iii) all Guaranties of such Person (including the stated amount of undrawn letters of credit); (iv) Indebtedness of others secured by any Lien upon Property owned by such Person, whether or not assumed; and (v) obligations or other liabilities under currency contracts, Interest Rate Contracts or similar agreements or combinations thereof. Notwithstanding the foregoing, in determining the Indebtedness of any Person, (x) there shall be included all obligations of such Person of the character referred to in clauses (i) through (v) above deemed to be extinguished under GAAP but for which such Person remains legally liable and (y) any deferred obligations of such Person to make payments on any agreement not to compete which was entered into by such Person in connection with the acquisition of any business shall be reduced by the effective federal and state corporate tax rate applicable to such Person in order to recognize the deductibility of such payments and the resulting reduction of the cash actually expended by the Person to satisfy such obligation.

         "Indebtedness for Borrowed Money" shall mean, with respect to any Person and without duplication:

               (a) Indebtedness for money borrowed, including all revolving and term Indebtedness and all other lines of credit; and

               (b) Indebtedness which:

                   (i) is represented by a note payable or drafts accepted,
               that represent extensions of credit;

                   (ii) constitutes obligations evidenced by bonds, debentures, notes or similar instruments; or

                   (iii) constitutes Purchase Money Indebtedness, conditional sales contracts, asset securitization vehicles, title retention debt instruments or other similar instruments upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property;

               (c) In debtedness that constitutes a Capital Lease Obligation;

               (d) all indemnity agreements and reimbursement obligations under any acceptances or any letters of credit (other than commercial letters of credit) issued in support of Indebtedness of the character described in clauses (a) through (c) above; and

               (e) all Indebtedness of others of the character described in clauses (a) through (d) above, but only to the extent that such Indebtedness is subject to a Guaranty of such Person.

         "Interest Period" shall mean (i) as to any Eurodollar Advances, the interest period selected by the Borrower pursuant to Section 3.4.(a) hereof.

         "Interest Rate Contract" shall mean all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance and other agreements and arrangements designed to provide protection against fluctuations in interest rates, in each case as the same may be from time to time amended, restated, renewed, supplemented or otherwise modified.

         "Lender" or "Lenders" shall mean SunTrust, the other banks and lending institutions listed on the signature pages hereof, including, without limitation, each assignee thereof, if any, pursuant to Section 10.6.(c), together with their corporate successors.

         "Lending Office" shall mean for each Lender, the office such Lender may designate in writing from time to time to Borrower and the Agent.

         "Letters of Credit" has the same meaning as set forth in Section 2.4. herein.

         "Letter of Credit Fee" shall mean the product of: (a) the face amount of outstanding Letters of Credit, multiplied by (b) the Applicable Margin then in effect for Eurodollar Advances.

         "Letter of Credit Subcommitment" means the commitment of Agent on behalf of Lenders to issue Letters of Credit on Borrower's account up to the aggregate face amount of $7,500,000 pursuant to and in accordance with the provisions of Section 2.2. herein.

         "LIBO" shall mean, for any Interest Period, with respect to Eurodollar Advances, the offered rate for deposits in U.S. Dollars, for a period comparable to the Interest Period appearing on the Telerate Screen Page 3750 as of 11:00 a.m. (London, England time) on the day that is two (2) Business Days prior to the first day of the Interest Period. If at least two such rates appear on Telerate Screen Page 3750, the rate for that Interest Period will be the arithmetic mean of such rates, and in either case as such rates may be adjusted for any applicable reserve requirements. If the foregoing is unavailable for any reason, then such rate shall be determined by and based on any other interest rate reporting service of recognized standing designated in writing by the Agent to Borrower and the other Lenders in any such case rounded, if necessary, to the next higher 1/100 of 1.0%, if the rate is not such a multiple.

         "Lien" shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest under a Capital Lease or analogous instrument, in, of or on any Property.

         "Loans" shall mean the Revolving Loans and the Term Loans.

         "Margin Regulations" shall mean Regulation G, Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

         "Material" (or words derived therefrom) as used in this Agreement, means an amount equal to $500,000.00.

         "Materially Adverse Effect" shall mean any Material adverse change in
(i) the business, operations, financial condition or assets of the Consolidated Companies, taken as a whole, (ii) the ability of Borrower to perform its obligations under this Agreement, or (iii) the ability of the Consolidated Companies (taken as a whole) to perform their respective obligations, if any, under the Credit Documents.

         "Maturity Date" shall mean: (a) for the Revolving Loans, the earlier of
(i) October 31, 2001, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article 8, and (b) for the Term Loans, the earlier of (i) October 31, 2005, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article 8.

         "Moody's" shall mean Moody's Investors Services, Inc. and each of its successors.

         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "Negative Pledge Agreements" shall mean Negative Pledge Agreements executed by the Borrower and each Consolidated Company in form and substance required by Lenders pursuant to which the Borrower and each Consolidated Company agree not to grant or permit to exist a Lien on the real property owned by the Borrower and each Consolidated Company (provided that the California Acquisition shall be excluded from any Negative Pledge Agreement).

         "Notes" shall mean the Revolving Credit Notes and the Term Notes, collectively.

         "Notice of Borrowing" shall have the meaning provided in Section 3.1.(a)(i).

         "Notice of Conversion/Continuation" shall have the meaning provided in
Section 3.1.(b).

         "Obligations" shall mean all amounts owing to the Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document, including, without limitation, all Loans (including all principal and interest payments due thereunder), fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Consolidated Companies, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

         "Payment Office" shall mean with respect to payments of principal, interest, fees or other amounts relating to the Loans and all other Obligations, the office specified as the "Payment Office" for the Agent, on the signature page of the Agent, or to such other place as the Agent directs by written notice delivered to Borrower.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permitted Liens" shall mean those liens identified in Section 7.2.
(a) through (i) herein.

         "Person" shall mean any individual, partnership, firm, corporation, association, joint venture, trust, limited liability company, limited liability partnership, or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

         "Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits.

         "Prepayment Premium" means an amount equal to the product obtained by multiplying (a) the amount by which 4.21% exceeds the yield rate of the closest analogous U.S. Treasury Note(s) (as described below), as reported in The Wall Street Journal or similar publication on the fifth (5th) business day preceding the prepayment date, and (b) the number of whole and fractional years remaining between the prepayment date and the Maturity Date of the Term Loans, and (c) the prepaid principal amount; provided that if the product is a number equal to zero (-0-) or less, then no Prepayment Premium shall be due.

                  For purposes of this definition, the closest analogous U.S. Treasury Note shall be the U.S. Treasury Note with a due date that is the closest to the Maturity Date of the Term Loans, whether before, after or on the Maturity Date of the Term Loans; provided, however, that if the period between the Maturity

         Date of the Term Loans and such due date exceeds six (6) months, the average of the yield rates of the two U.S. Treasury Notes with due dates next preceding and following the Maturity Date of the Term Loans shall be used to compute such difference; and further provided that, if there are two or more U.S. Treasury Notes with the same due date, the note with the yield rate closest to the interest rate charged on the Term Loans shall be used to compute such difference.

         "Prior Revolving Credit Debt" means a revolving credit facility provided to Borrower by First American National Bank, or its successors-in-interest, in the principal amount of $23,000,000.

         "Property" or "Properties" means any interest in any kind of property or asset, whether real or personal, or mixed, or tangible or intangible.

         "Purchase Money Indebtedness" shall mean Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of any Property (excluding trade payables incurred in the ordinary course of business) and any refinancing thereof, in each case entered into in compliance with this Agreement.

         "Rating Agency" shall mean either Moody's or Standard & Poor's.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

         "Required Lenders" shall mean at any time, the Lenders holding at least 66 2/3% of the amount of the Total Commitments, whether or not advanced or, following the termination of all of the Commitments, the Lenders holding at least 66 2/3% of the aggregate outstanding Advances at such time.

         "Requirement of Law" for any Person shall mean any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

         "Revolving Credit Commitment" shall mean, at any time for any Lender, the amount of such commitment set forth opposite such Lender's name on the signature pages hereof, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.3., any assignment thereof pursuant to Section 10.6., or any amendment thereof pursuant to Section 10.2.

         "Revolving Credit Notes" shall mean, collectively, the promissory notes evidencing the Revolving Loans in the form attached hereto as Exhibit A, either as originally executed or as hereafter amended, modified or supplemented.

         "Revolving Loans" shall mean, collectively, the revolving loans made to the Borrower by the Lenders pursuant to Section 2.1.

         "Security Agreements" means those certain Assignments and Security Agreements executed by Borrower and Guarantor and any Subsidiary Guarantor granting Agent on behalf of Lenders a perfected security interest in and to the property described on Exhibit A thereto.

         "Security Documents" shall mean Security Agreements, as such may be amended, and all financing statements executed in connection with such Security Agreements.

         "Shareholder's Equity" shall mean, with respect to any Person as of any date of determination, shareholder's equity determined on a consolidated basis in conformity with GAAP.

         "Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. and its successors.

         "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, limited liability companies, partnerships, joint ventures, limited liability companies, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of Voting Stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

         "Subsidiary Guaranty" shall mean a Subsidiary Guaranty substantially in the form of Exhibit D executed and delivered by each of the Consolidated Companies (excluding those Subsidiaries listed on Schedule 5.13.B) in favor of the Agent, for the ratable benefit of the Lenders, together with all amendments and supplements thereto.

         "Subsidiary Guaranties" shall mean more than one Subsidiary Guaranty.

         "Subsidiary Guarantor" shall mean a Consolidated Company which will execute a Subsidiary Guaranty pursuant to Section 6.10.

         "SunTrust" means SunTrust Bank, Nashville, N.A., its successors and assigns.

         "Tax Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

         "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

         "Telerate Screen Page 3750" means the "British Bankers Association LIBOR Rates" shown on page 3750 of the Telerate System Incorporated Service.

         "Term Notes" shall mean, collectively, the promissory notes evidencing the Term Loans in the form attached hereto as Exhibit B, either as originally executed or as hereafter amended, modified, or supplemented.

         "Term Loans" shall mean the term loans made to Borrower by the Lenders pursuant to Section 2.5.

         "Total Capitalization" shall mean for the Consolidated Companies on a consolidated basis, the sum of their: (i) Shareholder's Equity, plus (ii) Consolidated Funded Debt.

         "Total Commitments" shall mean the sum of the Revolving Credit Commitments and the Term Loans of all Lenders.

         "Voting Stock" shall mean stock of a corporation of a class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by the reason of the happening of any contingency).

         SECTION 1.2. ACCOUNTING TERMS AND DETERMINATION.

         Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained, in accordance with GAAP. In the event of a change in GAAP that is applicable to the Consolidated Companies, compliance with the financial covenants contained herein shall continue to be determined in accordance with GAAP as in effect prior to such change; provided, however, that the Borrower and the Required Lenders will thereafter negotiate in good faith to revise such covenants to the extent necessary to conform such covenants to GAAP as then in effect.

         SECTION 1.3. OTHER DEFINITIONAL TERMS.

         The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

         Section 1.4. Exhibits and Schedules.

     Exhibits and Schedules attached hereto are by reference made a part hereof.

                         ARTICLE II. REVOLVING LOANS AND
                  LETTER OF CREDIT SUBCOMMITMENT AND TERM LOANS

         SECTION 2.1. REVOLVING CREDIT COMMITMENT; USE OF PROCEEDS.

                  (a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make to Borrower from time to time on and after the Closing Date, but prior to the Maturity Date, Revolving Loans; provided that, immediately after each such Revolving Loan is made, (i) the aggregate principal amount of all Advances comprising Revolving Loans made by such Lender shall not exceed such Lender's Revolving Credit Commitment, and (ii) the aggregate principal amount of all outstanding Revolving Loans, plus the aggregate face amount of outstanding Letters of Credit, shall not exceed the Total Commitments. Absent a Default or Event of Default, Borrower shall be entitled to reborrow Revolving Loans in accordance with the provisions hereof.

                  (b) Each Revolving Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing shall be not less than $500,000 or a greater integral multiple of $100,000.

                  (c) The proceeds of Revolving Loans shall be used solely for refinancing of existing indebtedness, financing Acquisitions, providing working capital, and other general corporate purposes of the Borrower and the Consolidated Companies.

         SECTION 2.2. REVOLVING CREDIT NOTES; REPAYMENT OF PRINCIPAL.

                  (a) The Borrower's obligations to pay the principal of, and interest on, the Revolving Loans to each Lender shall be evidenced by the records of the Agent and such Lender and by the Revolving Credit Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

                  (b) All Borrowings outstanding under the Revolving Credit Commitments shall be due and payable in full on the Maturity Date.

         SECTION 2.3. VOLUNTARY REDUCTION OF REVOLVING CREDIT COMMITMENTS; MANDATORY PREPAYMENT.

                  (a) Upon at least five (5) Business Days prior telephonic notice (promptly confirmed in writing) to the Agent, Borrower shall have the right, without premium or penalty, to terminate the Revolving Credit Commitments, in part or in whole, provided that any partial termination of the Revolving Credit Commitments pursuant to this
         Section 2.3. shall be in an amount of at least $5,000,000 and in integral multiples of $5,000,000.

                  (b) Any reduction of Revolving Credit Commitments pursuant to subsection (a) of this Section 2.3. shall apply to proportionately, and shall automatically and permanently reduce the Revolving Credit Commitments of each of the Lenders based upon each Lender's Applicable Commitment Percentage. Any amounts so reduced may not be reinstated.

                  (c) If at any time the aggregate outstanding Revolving Loans plus the aggregate face amount of outstanding Letters of Credit exceed the Total Commitments, the Borrower shall immediately cause an amount equal to such excess to be applied to the prepayment of outstanding Revolving Loans, with such prepayment to be applied to such Revolving Loans as designated by the Borrower, and in the event the Borrower fails to designate a Revolving Loan, to such Revolving Loans with the earliest maturity dates, based upon the remaining terms of their respective Interest Periods, and with respect to Loans with the same Interest Period, pro rata to the Lenders extending such Revolving Loans.

         Any prepayment of Revolving Loans pursuant to this Section 2.3., shall be made, insofar as is possible, in such a way as to avoid any funding losses pursuant to Section 3.13.

         SECTION 2.4. LETTERS OF CREDIT SUBCOMMITMENT.

                  (a) Availability. Provided no Default or Event of Default exists, and subject to the terms and conditions of the Credit Documents, the Lenders have agreed that the Agent on behalf of the Lenders will issue to third party beneficiaries on the Borrower's account, standby letters of credit ("Letters of Credit") in the face amount of up to $7,500,000 in the aggregate. In connection with the issuance of each Letter of Credit, the Borrower shall complete and execute an Application for Issuance of Standby Letter of Credit in form and substance satisfactory to Agent.

                  (b) Letter of Credit Fee. In connection with the issuance of any Letter of Credit, and on the first Business Day following the conclusion of each fiscal quarter, the Borrower shall pay to Agent the Letter of Credit Fee quarterly in arrears calculated as of the last day of each Fiscal Quarter, or on the expiration date of the Letter of Credit, whichever is sooner, calculated on the basis of a year of 360 days for the actual number of days elapsed and to be apportioned and paid by Agent to each of the Lenders pro-rata, based upon the Applicable Commitment Percentage. If the term of any Letter of Credit is less than thirty (30) days, the Letter of Credit Fee shall be calculated as if the term of the Letter of Credit was equal to thirty
         (30) days.

                  (c) Facing Fee. In connection with the issuance of any Letter of Credit, and on the first Business Day of each Fiscal Quarter, the Borrower shall pay to Agent a Facing Fee quarterly in arrears calculated as of the last day of each fiscal quarter, or on the expiration date of the Letter of Credit, whichever is sooner, calculated on the basis of a year of 360 days for the actual number of days elapsed and to be retained by Agent. None of the Lenders, except for the Agent, shall share in the Facing Fee.

                  (d) Delivery of Letter of Credit. The Agent agrees to use its best efforts to issue and deliver to the Borrower each requested Letter of Credit within three (3) Business Days following submission by the Borrower of a properly completed Application for Issuance of Standby Letter of Credit and payment of all required fees.

                  (e) Term. No Letter of Credit shall be issued for a term in excess of twelve (12) months, and no Letter of Credit shall be issued for a term that extends beyond the Maturity Date of the Revolving Loans. The language of each Letter of Credit, including the requirements for a draw thereunder, shall be subject to the reasonable approval of the Agent.

                  (f) Reduction of Advances. The issuance of any Letter of Credit shall reduce the Borrower's ability to receive Advances under the Revolving Loans by an amount equal to the outstanding face amount of the Letter of Credit and for so long as the Letter of Credit is outstanding. Additionally, any payment by the Agent under a Letter of Credit shall be treated as an Advance (with interest calculated as a Base Rate Advance) under the Revolving Loans, and the terms and provisions of repayment shall be treated as an Advance under the Revolving Loans.

                  (g) Participation of Lenders. The Lenders shall participate in all Letters of Credit requested by the Borrower. Each Lender, upon issuance of a Letter of Credit by the Agent, shall be promptly notified by Agent and shall be deemed to have purchased without recourse a risk participation from the Agent in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its Applicable Commitment Percentage and shall absolutely, unconditionally, and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Agent therefor and discharge when due, its Applicable Commitment Percentage of all obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Agent has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Agent its Applicable Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Agent if so notified by Noon (Nashville, Tennessee time) on such day, otherwise by the next succeeding Business Day, of an unreimbursed drawing. The obligation of each Lender to so reimburse the Agent shall be absolute and unconditional and shall not be affected by the occurrence of a Default or an Event of Default or any other occurrence or event.

         SECTION 2.5. TERM LOANS; USE OF PROCEEDS.

                  (a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make to the Borrower on the Closing Date Term Loans in the total aggregate amount of $15,000,000.

                  (b) The proceeds of the Term Loans shall be used solely for refinancing the outstanding indebtedness incurred by Borrower to finance the acquisition of substantially all of the assets of Vendell Healthcare, Inc. and, to the extent any proceeds remain, solely for refinancing existing indebtedness, financing Acquisitions, providing working capital, and other general corporate purposes of the Borrower and the Consolidated Companies.

                  (c) Principal payments under the Term Loans shall be made according to the following schedule:

                      (i)      January 31, 2002:  $837,500
                      (ii)     April 30, 2002:    $837,500
                      (iii)    July 31, 2002:     $837,500
                      (iv)     October 31, 2002:  $837,500
                      (v)      January 31, 2003:  $900,000
                      (vi)     April 30, 2003:    $900,000
                      (vii)    July 31, 2003:     $900,000
                      (viii)   October 31, 2003:  $900,000
                      (ix)     January 31, 2004:  $975,000
                      (x)      April 30, 2004:    $975,000
                      (xi)     July 31, 2004:     $975,000
                      (xii)    October 31, 2004:  $975,000
                      (xiii)   January 31, 2005:  $1,037,500
                      (xiv)    April 30, 2005:    $1,037,500
                      (xv)     July 31, 2005:     $1,037,500
                      (xvi)    October 31, 2005:  $1,037,500

         SECTION 2.6. PRO RATA PAYMENTS.

         Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Revolving Loans, the Term Loans, and fees (other than the fees payable under the Fee Letter, which shall be retained by the Agent) described in this Agreement shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made in immediately available funds, free and clear of any defenses, setoffs, counter-claims, or withholdings or deductions for taxes, and (c) the Agent will promptly distribute payments received by it to the Lenders. If, for any reason, the Agent makes any distribution to any Lender prior to receiving the corresponding payment from the Borrower, and the Borrower's payment is not received by the Agent within three (3) Business Days after payment by the Agent to the Lender, the Lender shall, upon written request from the Agent, return the payment to the Agent with interest at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank for the period commencing on the date the Lender received such payment and ending on, but excluding, the date of its repayment to the Agent. If the Agent advises any Lender of any miscalculation of the amount of such Lender's share that has resulted in an excess payment to such Lender, promptly upon request by the Agent such Lender shall return the excess amount to the Agent with interest calculated as set forth above. Similarly, if a Lender advises the Agent of any miscalculation that has resulted in an insufficient payment to such Lender, promptly upon written request by such Lender the Agent shall pay the additional amount to such Lender with interest calculated as set forth above. In the event the Agent is required to return any amount of principal, interest or fees or other sums received by the Agent after the Agent has paid over to any Lender its share of such amount, such Lender shall, promptly upon demand by the Agent, return to the Agent such share, together with applicable interest on such share.

                         ARTICLE III. GENERAL LOAN TERMS

         SECTION 3.1. FUNDING NOTICES.

                  (a) Whenever the Borrower desires to make a Borrowing of Revolving Loans with respect to the Revolving Credit Commitments (other than one resulting from a conversion or continuation pursuant to
         Section 3.1.(b)), it shall give the Agent prior written notice in substantially the same form as set forth in Exhibit E (or telephonic notice promptly confirmed in writing) of such Borrowing (a "Notice of Borrowing"), such Notice of Borrowing to be given at Agent's Payment Office (x) prior to 11:00 a.m. (Nashville, Tennessee time) on the Business Day which is the requested date of such Borrowing in the case of Base Rate Advances, and (y) prior to 11:00 a.m. (Nashville, Tennessee time) three (3) Business Days prior to the requested date of such Borrowing in the case of Eurodollar Advances. Notices received after 11:00 a.m. (Nashville, Tennessee time) shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), and whether the Borrowing is to consist of Base Rate Advances or Eurodollar Advances and (in the case of Eurodollar Advances) the Interest Period to be applicable thereto.

                  (b) Whenever Borrower desires to convert all or a portion of an outstanding Borrowing under the Revolving Credit Commitments consisting of Base Rate Advances into a Borrowing consisting of Eurodollar Advances, or to continue outstanding a Borrowing consisting of Eurodollar Advances for a new Interest Period, it shall give the Agent at least three (3) Business Days' prior written notice in substantially the same form as Exhibit F (or telephonic notice promptly confirmed in writing) of each such Borrowing to be converted into or continued as Eurodollar Advances. Such notice (a "Notice of

         Conversion/Continuation") shall be given prior to 11:00 a.m. (Nashville, Tennessee time) on the date specified at the Payment Office of the Agent. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation and the Interest Period to be applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing consisting of Eurodollar Advances, Borrower shall have failed to deliver the Notice of Conversion/Continuation, Borrower shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Executive Officer of Borrower has knowledge that any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued as (upon expiration of the current Interest Period) Eurodollar Advances unless the Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Borrowing of Eurodollar Advances shall be permitted except on the last day of the Interest Period in respect thereof.

                  (c) The Agent shall promptly (and in any event by the same time on the next succeeding Business Day as such notice is received) give each Lender notice by telephone (confirmed in writing) or by telex, telecopy or facsimile transmission of the matters covered by the notices given to the Agent pursuant to this Section 3.1. with respect to the Revolving Credit Commitments.

         SECTION 3.2. DISBURSEMENT OF FUNDS.

                  (a) No later than 1:00 p.m. (Nashville, Tennessee time), each Lender will make available its Applicable Commitment Percentage of the amount of such Borrowing in immediately available funds at the Payment Office of the Agent. The Agent will make available to Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Agent in a timely manner by crediting such amounts to Borrower's demand deposit account maintained with the Agent or at Borrower's option, by effecting a wire transfer of such amounts to Borrower's account specified by the Borrower, by the close of business on such Business Day. In the event that the Lenders do not make such amounts available to the Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

                  (b) Unless the Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Agent such Lender's portion of the Borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date and the Agent may make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on the date of Borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Agent together with interest at the rate specified for the Borrowing which includes such amount paid and any amounts due under Section 3.13. hereof. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitments hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  (c) All Borrowings under the Revolving Credit Commitments shall be loaned by the Lenders on the basis of their Applicable Commitment Percentage on the date of such Borrowing. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commitment hereunder.

         SECTION 3.3. INTEREST ON REVOLVING LOANS.

                  (a) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Revolving Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the applicable rates indicated below:

                      (i) For Base Rate Advances--The Base Rate in effect from
                  time to time, plus the Applicable Margin; and

                      (ii) For Eurodollar Advances--The relevant Adjusted LIBO
                  Rate plus the Applicable Margin.

                  (b) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Revolving Loans, and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue:

                      (i) in the case of overdue principal and interest with
                  respect to all Revolving Loans outstanding as Eurodollar Advances, (A) the rate otherwise applicable for the then-current Interest Period plus an additional two percent (2%) per annum, and (B) at the end of the then-current Interest Period, the rate in effect for Base Rate Advances plus an additional two percent (2%) per annum; and

                      (ii) in the case of overdue principal and interest with
                  respect to all Revolving Loans outstanding as Base Rate Advances, and all other Obligations hereunder (other than Revolving Loans), at a rate equal to the rate in effect for Base Rate Advances, plus an additional two percent (2%) per annum.

                  (c) Interest on each Revolving Loan shall accrue from and including the date of such Revolving Loan to but excluding the date of any repayment thereof, provided that, if a Revolving Loan is repaid on the same day made, one day's interest shall be paid on such Revolving Loan. Interest on all outstanding Base Rate Advances shall be payable quarterly in arrears on or before 1:00 p.m. (Nashville, Tennessee time) at the Payment Office on January 31, 1998, and on each April 30, July 31, October 31, and January 31 thereafter. Interest on all outstanding Eurodollar Advances shall be payable on or before 1:00 p.m. (Nashville, Tennessee time) at the Payment Office on the last day of each Interest Period applicable thereto, and, in the case of Eurodollar Advances having an Interest Period in excess of three months, on or before 1:00 p.m. (Nashville, Tennessee time) at the Payment Office each three month anniversary of the initial date of such Interest Period. All interest payments shall be paid to Agent in immediately available funds, free and clear of any defenses, set-offs, counterclaims, or withholdings or deduction for taxes.

                  (d) The Agent shall promptly notify the Borrower and the other Lenders by telephone (confirmed in writing) or in writing, upon determining the Adjusted LIBO Rate for any Interest Period. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

                  (e) Interest shall be calculated based upon a year of 360 days for actual number of days elapsed.

         SECTION 3.4. INTEREST PERIODS; MAXIMUM NUMBER OF BORROWINGS.

                  (a) In connection with the making or continuation of, or conversion into, each Borrowing of Eurodollar Advances, Borrower shall select an Interest Period to be applicable to such Eurodollar Advances, which Interest Period shall be either a 1, 2, 3 or 6 month period.

                  (b) Notwithstanding paragraph (a) of this Section 3.4.:

                      (i) The initial Interest Period for any Borrowing of
                  Eurodollar Advances or Base Rate Advances, shall commence on the date of such Borrowing (including, the date of any conversion from a Borrowing consisting of Base Rate Advances) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                      (ii) If any Interest Period would otherwise expire on
                  a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of Eurodollar Advances would otherwise expire on a day that is not a

                  Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                      (iii) Any Interest Period in respect of Eurodollar
                  Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part (iv) below, expire on the last Business Day of such calendar month; and

                      (iv) No Interest Period with respect to the Revolving
                  Loans shall extend beyond the Maturity Date,

                  (c) At no time shall there be more than six Eurodollar Advances outstanding at any one time.

         SECTION 3.5 INTEREST ON TERM LOANS.

                  (a) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Term Loans at a fixed rate of 7.26% per annum (which equals 305 basis points per annum above the 5 1/4% treasury note with a maturity of August, 2003 which had a yield of 4.21% as of October 27, 1998).

                  (b) Overdue payments of principal and interest under the Term Loans shall bear interest at the then applicable rate in effect for the Term Loans, plus an additional two percent (2%) per annum.

                  (c) Interest on the Term Loans shall be paid to the Agent quarterly, in arrears, on the last day of each January, April, July, and October and on the Maturity Date, commencing January 31, 1999. All interest payments shall be paid to Agent in immediately available funds, free and clear of any defenses, setoffs, counterclaims, or withholding or deductions for taxes.

                  (d) Interest shall be calculated based upon a year of 360 days for the actual number of days elapsed.

         SECTION 3.6. FEES.

                  (a) Borrower shall pay to the Agent, for the ratable benefit of each Lender based upon its respective Applicable Commitment Percentage of the Total Commitments, a facility fee (the "Facility Fee") for the period commencing on the Closing Date to and including the Maturity Date, payable quarterly in arrears on the last day of each calendar quarter, commencing on December 31, 1998, and on the Maturity Date, equal to the Applicable Margin multiplied by the average daily unused amount of the Revolving Credit Commitments Calculations of the Facility Fee shall be based upon a year of 360 days for the actual number of days elapsed.

                  (b) Borrower shall pay to the Agent for the benefit of Lenders the Letter of Credit Fee as set forth in Section 2.4.(b) herein.

                  (c) Borrower shall pay to the Agent the Facing Fee as set forth in Section 2.4.(c) herein.

                  (d) Borrower shall pay to the Agent the amounts and on the dates agreed to in the Fee Letter.

         SECTION 3.7. EFFECTIVE DATE FOR ADJUSTMENT TO THE APPLICABLE MARGIN.

         On the date hereof, the Applicable Margin shall be deemed to be the Applicable Margin shown on and calculated in accordance with the Compliance Certificate delivered in the form of Exhibit I hereto. Commencing with fiscal quarter ending December 31, 1998, the Applicable Margin shall be determined and adjusted quarterly on the Business Day next following the date on which the Agent accepts the officer's certificate required to be furnished by the Borrower in accordance with the provisions of Section 6.7.(d) (each a "Calculation Date"). Except as set forth above, each Applicable Margin shall be effective from one Calculation Date until the next Calculation Date. In the event that the officer's certificate required herein is not provided in accordance with the provisions of Section 6.7.(c), then until such certificate is provided, the Applicable Margin shall become the Tier IV Applicable Margin.

         SECTION 3.8. VOLUNTARY PREPAYMENTS.

                  (a) Borrower may, at its option, prepay Borrowings consisting of Base Rate Advances at any time in whole, or from time to time in part, in amounts aggregating $500,000 or any greater integral multiple of $100,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Upon three (3) Business Days' prior written notice given by Borrower to Agent, Borrowings consisting of Eurodollar Advances may be prepaid on the last day of any applicable Interest Period, in whole, or from time to time in part, in amounts aggregating $500,000 or an integral multiple of $100,000 (except that no partial prepayment may be made if the remaining principal amount outstanding of such Eurodollar Advance which comprises a Revolving Loan would be less than $500,000), by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment. Prepayment of Eurodollar Advances shall be subject to all payments required by Section 3.12. and
         3.14. herein.

                  (b) Borrower may prepay Term Loans in whole or in part provided that (i) prepayments are made in amounts aggregating $500,000 or any greater multiple of $100,000; and (ii) the Borrower pays the Prepayment Premium.

                  (c) All voluntary prepayments shall be applied to the payment of interest then due and owing before application to principal.

         SECTION 3.9. MANNER OF PAYMENT, CALCULATION OF INTEREST, TAXES.

                  (a) Except as otherwise specifically provided herein, all payments under this Agreement and the other Credit Documents, other than the payments specified in clause 3.9.(b)(iii) below, shall be made without defense, set-off, or counterclaim to the Agent not later than 1:00 p.m. (Nashville, Tennessee time) on the date when due and shall be made in Dollars in immediately available funds at the Agent's Payment Office.

                  (b)(i) All such payments shall be made free and clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Revolving Credit Notes or other Credit Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding, except as provided in paragraph
         (iii) hereof, in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes and branch profit taxes imposed on it (A) by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof, and in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes and branch profit taxes imposed on it, by the jurisdiction of such Lender's appropriate Lending Office or any political subdivision thereof, and (B) by a jurisdiction in which any payments are to be made by any Borrower hereunder, other than the United States of America, or any political subdivision thereof, and that would not have been imposed but for the existence of a connection between such Lender and the jurisdiction imposing such taxes (other than a connection arising as a result of this Agreement or the transactions contemplated by this Agreement), except in the case of taxes described in this clause (B), to the extent such taxes are imposed as a result of a change in the law or regulations of any jurisdiction or any applicable treaty or regulations or in the official interpretation of any such law, treaty or regulations by any government authority charged with the interpretation or administration thereof after the date of this Agreement). If any such Taxes are so levied or imposed, Borrower agrees
         (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Revolving Credit Notes and other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section

         3.9.), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. Borrower will furnish to the Agent and each Lender, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower. Borrower will indemnify and hold harmless the Agent and each Lender and reimburse the Agent and each Lender upon written request for the amount of any such Taxes so levied or imposed and paid by the Agent or Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by such Lender or the Agent, absent manifest error, shall be final, conclusive and binding for all purposes.

                      (ii) Each Lender that is organized under the laws of any
                  jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to Borrower and the Agent, prior to the time it becomes a Lender hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from U.S. Federal withholding tax on interest paid by Borrower hereunder) and to provide to Borrower and the Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any Material respect or upon the obsolescence of any previously delivered form; provided, however, that no Lender shall be required to furnish a form under this paragraph (ii) after the date that it becomes a Lender hereunder if it is not entitled to claim an exemption from withholding under applicable law.

                      (iii) Borrower shall also reimburse the Agent and each
                  Lender, upon written request, for any Taxes imposed (including, without limitation, Taxes imposed on the overall net income of the Agent or Lender or its applicable Lending Office pursuant to the laws of the jurisdiction in which the principal executive office or the applicable Lending Office of the Agent or Lender is located) as the Agent or Lender shall determine are payable by the Agent or Lender in respect of amounts paid by or on behalf of Borrower to or on behalf of the Agent or Lender pursuant to paragraph (i) hereof.

                      (iv) In addition to the documents to be furnished
                  pursuant to Section 3.9.(b)(ii), each Lender shall, promptly upon the reasonable written request of the Borrower to that effect, deliver to the Borrower such other accurate and complete forms or similar documentation as such Lender is legally able to provide and as may be required from time to time by any applicable law, treaty, rule or regulation or any jurisdiction in order to establish such Lender's tax status for withholding purposes or as may otherwise be appropriate to eliminate or minimize any Taxes on payments under this Agreement or the Notes.

                      (v) The Borrower shall not be required to pay any amounts
                  pursuant to Section 3.9.(b)(i), or (iii) to any Lender for the account of any Lending Officer of such Lender in respect of any United States withholding taxes payable hereunder
                  (and the Borrower, if required by law to do so, shall be entitled to withhold such amounts and pays such amounts to the United States Government) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 3.9.(b)(ii), and such Lender shall not be entitled to an exemption from deduction or withholding of United Stated Federal income tax in respect of the payment of such sum by the Borrower hereunder for the account of such Lending
                  Office for, in each case, any reason other than a change in United States law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date such Lender became a Lender hereunder.

                      (vi) Within sixty (60) days of the written request of
                  the Borrower, each Lender shall execute and deliver such certificates, forms or other documents, which can be reasonably furnished consistent with the facts and which are reasonably necessary to assist in applying for refunds of Taxes remitted hereunder.

                      (vii) To the extent that the payment of any Lender's
                  Taxes by the Borrower gives rise from time to time to a Tax Benefit (as hereinafter defined) to such Lender in any jurisdiction other than the jurisdiction which imposed such Taxes, such Lender shall pay to the Borrower the amount of each such Tax Benefit so recognized or received. The amount of each Tax Benefit and, therefore, payment to the Borrower will be determined from time to time by the relevant Lender in its sole discretion, which determination shall be binding and conclusive on all parties hereto. Each such payment will be due and payable by such Lender to the Borrower within a reasonable time after the filing of the income tax return in which such Tax Benefit is recognized or, in the case of any tax refund, after the refund is received; provided, however if at any time thereafter such Lender is required to rescind such Tax Benefit or such Tax Benefit is otherwise disallowed or nullified, the Borrower shall promptly, after notice thereof from such Lender, repay to Lender the amount of such Tax Benefit previously paid to the Borrower and rescinded, disallowed or nullified. For purposed of this section, "Tax Benefit" shall mean the amount by which any Lender's income tax liability for the taxable period in question is reduced below what would have been payable had the Borrower not been required to pay the Lender's Taxes. In case of any dispute with respect to the amount of any payment the Borrower shall have no right to any offset or withholding of payments with respect to future payments due to any Lender under this Agreement or the Notes.

                  (c) Subject to Section 3.4.(c)(ii), whenever any payment to be made hereunder or under any Revolving Credit Note or Term Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

                  (d) All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Revolving Loan to but excluding the date of the repayment or conversion thereof. Interest on Eurodollar Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

                  (e) Payment by the Borrower to the Agent in accordance with the terms of this Agreement shall, as to the Borrower, constitute payment to the Lenders under this Agreement.

         SECTION 3.10. INTEREST RATE NOT ASCERTAINABLE, ETC.

         In the event that the Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBO Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market, or the Agent's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate, then, and in any such event, the Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the Lenders, of such determination and a summary of the basis for such determination. Until the Agent notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make or permit portions of the Revolving Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be suspended, and such affected Advances shall bear the same interest as Base Rate Advances.

         SECTION 3.11. ILLEGALITY.

                  (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Borrower and to the Agent of such determination and a summary of the basis for such determination (which notice the Agent shall promptly transmit to the other Lenders).

                  (b) Upon the giving of the notice to Borrower referred to in subsection (a) above, (i) Borrower's right to request and such Lender's obligation to make Eurodollar Advances shall be immediately suspended, and such Lender shall make an Advance as part of the requested Borrowing of Eurodollar Advances as a Base Rate Advance, which Base Rate Advance, as the case may be, shall, for all other purposes, be considered part of such Borrowing, and (ii) if the affected Eurodollar Advance or Advances are then outstanding, Borrower shall immediately, or if subject to applicable law, no later than the date permitted by applicable law, upon at least one Business Day's written notice to the Agent and the affected Lender, convert each such Advance into a Base Rate Advance or Advances, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 3.9.(b).

         SECTION 3.12. INCREASED COSTS.

                  (a) If, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                      (i) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Advances, or its obligation to make such Advances, or the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or its obligation to make Eurodollar Advances shall have changed (except for changes in the tax on the overall net income of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

                      (ii) any reserve (including, without limitation, any
                  imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Advances or its obligation to make Eurodollar Advances shall be imposed on any Lender or its applicable Lending Office or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Advances (except to the extent already included in the determination of the applicable Adjusted LIBO Rate for Eurodollar Advances) or its obligation to make Eurodollar Advances, or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then Borrower shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 3.9.(b)), upon written notice from and demand by such Lender to Borrower (with a copy of such notice and demand to the Agent), pay to the Agent for the account of such Lender within ten (10) Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and the Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final conclusive and binding for all purposes.

                  (b) If any Lender shall advise the Agent that at any time, because of the circumstances described in clauses (x) or (y) in Section 3.12.(a) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such market, the Adjusted LIBO Rate as determined by the Agent will not adequately and fairly reflect the cost to such Lender of funding its Eurodollar Advances, then, and in any such event:

                      (i) the Agent shall forthwith give notice (by telephone
                  confirmed in writing) to Borrower and to the other Lenders of such advice;

                      (ii) Borrower's right to request and such Lender's
                  obligation to make or permit portions of the Revolving Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be immediately suspended; and

                      (iii) in the event the affected Loan is a Revolving Loan,
                  such Lender shall make a Revolving Loan as part of the requested Borrowing under the Revolving Loan Commitments of Eurodollar Advances as a Base Rate Advance, which such Base Rate Advance shall, for all other purposes, be considered part of such Borrowing.

         SECTION 3.13. LENDING OFFICES.

                  (a) Each Lender agrees that, if requested by Borrower, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its Eurodollar Advances, as the case may be, affected by the matters or circumstances described in Sections 3.9.(b), 3.10., 3.11.,
         3.12. or 3.18. to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as reasonably determined by such Lender, which determination shall be conclusive and binding on all parties hereto. Nothing in this Section 3.12. shall affect or postpone any of the obligations of Borrower or any right of any Lender provided hereunder.

                  (b) If any Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) issues a public announcement with respect to the closing of its Lending Offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes may be required to be made by Borrower thereafter pursuant to Section 3.9.(b), such Lender shall use reasonable efforts to furnish Borrower notice thereof as soon as practicable thereafter; provided, however, that no delay or failure to furnish such notice shall in any event release or discharge Borrower from its obligations to such Lender pursuant to Section 3.9.(b) or otherwise result in any liability of such Lender.

         SECTION 3.14. FUNDING LOSSES.

         Borrower shall compensate each Lender, upon its written request to Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all actual losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Advances, in either case to the extent not recovered by such Lender in connection with the re-employment of such funds but excluding loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, Eurodollar Advances to Borrower does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 3.11.(b)) of any Eurodollar Advances to Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii), if, for any reason, Borrower defaults in its obligation to repay its Eurodollar Advances when required by the terms of this Agreement.

         SECTION 3.15. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR ADVANCES.

         Calculation of all amounts payable to a Lender under this Article 3. shall be made as though that Lender had actually funded its relevant Eurodollar Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Eurodollar Advances in an amount equal to the amount of the Eurodollar Advances and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar Advances from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however that each Lender may fund each of its Eurodollar Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this
Article 3.

         SECTION 3.16. APPORTIONMENT OF PAYMENTS.

         Aggregate principal and interest payments in respect of Loans and payments in respect of Facility Fees shall be apportioned among all outstanding Commitments and Loans to which such payments relate, proportionately to the Lenders' respective pro rata portions of such Commitments and outstanding Loans. The Agent shall promptly distribute to each Lender at its payment office specified by any Lender its share of any such payments received by the Agent on the same Business Day as such payment is deemed to be received by the Agent.

         SECTION 3.17. SHARING OF PAYMENTS, ETC.

         If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of the Obligations (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Applicable Commitment Percentage of payments or reductions on account of such obligations obtained by all the Lenders, such Lender shall forthwith (i) notify each of the other Lenders and Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.16. may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Any payment received by the Agent or any Lender following the occurrence and during the continuation of an Event of Default shall be distributed pro rata amongst the Lenders based upon the percentage obtained by dividing the Obligations owing to each Lender by the total amount of Obligations on the date of receipt of such payment, with such amounts to be applied to the outstanding Obligations in accordance with the terms of this Agreement.

         SECTION 3.18. CAPITAL ADEQUACY.

         Without limiting any other provision of this Agreement, in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be Material, then within ten (10) Business Days after written notice and demand by such Lender (with copies thereof to the Agent), Borrower shall from time to time pay to such Lender additional amounts sufficient to compensate such Lender for such reduction (but, in the case of outstanding Base Rate Advances, without duplication of any amounts already recovered by such Lender by reason of an adjustment in the applicable Base Rate). Each certificate as to the amount payable under this Section 3.18. (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to Borrower by any Lender in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

         SECTION 3.19. LIMITATION ON CERTAIN PAYMENT OBLIGATIONS.

                  (a) Each Lender or the Agent shall make written demand on the Borrower for indemnification or compensation pursuant to Section 3.9.(b) no later than six months after the earlier of (i) on the date on which Lender or the Agent makes payment of any such Taxes and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender or Agent for the payment of such Taxes.

                  (b) Each Lender or Agent shall make written demand on the Borrower for indemnification or compensation pursuant to Section 3.14. no later than six months after the event giving rise to the claim for indemnification or compensation occurs.

                  (c) Each Lender or the Agent shall make written demand on the Borrower for identification or compensation pursuant to Section 3.12. or Section 3.18. no later than six months after such Lender or Agent receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order, interpretation or occurrence of another event giving rise to a claim pursuant to such provisions.

                  (d) In the event that the Lenders or Agent fail to give the Borrower notice within the time limitations set forth above, the Borrower shall not have any obligation to pay amounts with respect to such claims accrued prior to six months preceding any written demand therefor.

         SECTION 3.20. MANDATORY PAYMENTS. Borrower shall pay or cause to be paid to Agent for application to the Revolving Loans an amount equal to: (a) 100% of the net proceeds received by Borrower or any Consolidated Company from the sale or other disposition by Borrower or any Consolidated Company of any assets (excluding inventory sold in the ordinary course of business and excluding assets disposed of as part of Borrower's standard acquisition procedures approved by Agent), (b) 100% of the net proceeds received by Borrower or any Consolidated Company of any offering of debt, senior or subordinated, and
(c) 100% of any Equity Proceeds.

                      ARTICLE IV. CONDITIONS TO BORROWINGS

         The obligation of each Lender to make Advances to Borrower is subject to the satisfaction of the following conditions:

         SECTION 4.1. CONDITIONS PRECEDENT TO INITIAL LOANS.

         At the time of the making of the initial Loans hereunder on the Closing Date, all obligations of Borrower hereunder incurred prior to the initial Loans (including, without limitation, Borrower's obligations to reimburse the reasonable fees and expenses of counsel to the Agent and any fees and expenses payable to the Agent as previously agreed with Borrower), shall have been paid in full, and the Agent shall have received the following, in form and substance reasonably satisfactory in all respects to the Agent:

                  (a) the duly executed counterparts of this Agreement;

                  (b) the duly completed Revolving Credit Notes evidencing the Revolving Credit Commitments;

                  (c) the duly completed Term Notes evidencing the Term Loans;

                  (d) the duly completed Security Documents and all other documents required to perfect a first priority security interest in the Collateral to secure the Indebtedness, subject only to Permitted Liens;

                  (e) the duly completed Negative Pledge Agreements;

                  (f) the duly executed Corporate Guaranty;

                  (g) certificates of the Secretary or Assistant Secretary of the Borrower attaching and certifying copies of the resolutions of the board of directors of the Borrower, and the Guarantor, authorizing as applicable the execution, delivery and performance of the Credit Documents;

                  (h) certificates of the Secretary or an Assistant Secretary of the Borrower (i) certifying the name, title and true signature of each officer of the Borrower executing the Credit Documents, (ii) certifying and attaching the charter and the bylaws of the Borrower and the Guarantor; and (iii) attaching certificates of good standing or existence from the Secretary of State of the jurisdiction of incorporation or organization of the Borrower and the Guarantor, and each other jurisdiction where the ownership of Property or the conduct of its business require the Borrower and the Guarantor to be qualified;

                  (i) certified copies of the certificate or articles of incorporation of each of the Subsidiaries certified by the Secretary of State and by the Secretary or Assistant Secretary of the Subsidiaries, as appropriate, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation or organization of the Subsidiaries, and each other jurisdiction where the ownership of Property or the conduct of its business require the Subsidiaries to be qualified, except where a failure to be so qualified would not have a Materially Adverse Effect;

                  (j) certificates of Borrower in substantially the form of Exhibit G and Exhibit I (with regard to Exhibit I calculations shall be made as of September 30, 1998) attached hereto and appropriately completed;

                  (k) the favorable opinion of corporate counsel to the Consolidated Companies as to certain matters, substantially in the form of Exhibit H, in each case addressed to the Agent and each of the Lenders;

                  (l) copies of all documents and instruments, including all consents, authorizations and filings, required under the articles or certificate of incorporation and bylaws or other organizational or governing documents, under any Requirement of Law or by any Material Contractual Obligation of the Consolidated Companies, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect;

                  (m) any other document, opinion or certificate reasonably requested by the Agent and the Lenders assuring the Agent and the Lenders that all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents are in form and substance satisfactory to the Lenders;

                  (n) a certificate from the Chief Financial Officer of the Borrower certifying that the first Advance under the Term Loans shall be used to cancel and pay in full all Prior Revolving Credit Debt;

                  (o) certificates of insurance establishing that all Property of the Borrower, the Guarantor, and Subsidiaries of Borrower have been insured in amounts determined adequate by Borrower against risks customarily insured against by similar businesses in such locations;

                  (p) certificates of insurance establishing that the Borrower has obtained all insurance required by the Security Documents;

                  (q) certification by Borrower's Executive Officer that there has been no material adverse change in the Borrower's financial condition and operations from that reflected on its financial statements dated September 30, 1998;

                  (r) receipt of lien searches in all jurisdictions in which the Borrower, the Guarantor, and the Subsidiaries owns Property or has an office revealing no Liens, excluding Permitted Liens, against any Property of Borrower, the Guarantor, and the Subsidiaries except for Liens under the Prior Revolving Credit Debt which Liens are to be terminated with the proceeds of the Revolving Loans; and

                  (s) payment of all fees required to be paid by the Fee Letter and this Agreement prior to the Closing Date.

         SECTION 4.2. CONDITIONS TO ALL LOANS.

         At the time of the making of all Loans, including the initial Loans hereunder, (before as well as, after giving effect to such Loans and to the proposed use of the proceeds thereon, the following conditions shall have been satisfied or shall exist:

                  (a) there shall exist no Default or Event of Default;

                  (b) all representations and warranties by Borrower contained herein shall be true and correct in all Material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans except to the extent they expressly relate to an earlier date or have been updated to the extent permitted herein;

                  (c) since the date of the most recent financial statements of the Consolidated Companies described in Section 5.14., there shall have been no change which has had or is reasonably likely to have a Materially Adverse Effect (whether or not any notice with respect to such change has been furnished to the Lenders pursuant to Section 6.7.);

                  (d) there shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of any Executive Officer of Borrower, threatened (i) which is reasonably likely to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more of the Consolidated Companies' right to own or operate any portion of its business or Properties, or to compel one or more of the Borrower and its Consolidated Companies to dispose of or hold separate all or any portion of its businesses or Properties, where such portion or portions of such business(es) or Properties, as the case may be, constitute a Material portion of the total businesses or Properties, of the Consolidated Companies;

                  (e) the Loans to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to any Consolidated Company; and

                  (f) the Agent shall have received such other documents or legal opinions as the Agent or any Lender may reasonably request, all in form and substance reasonably satisfactory to the Agent.

         Each request for a Borrowing and the acceptance by Borrower of the proceeds thereof shall constitute a representation and warranty by Borrower, as of the date of the Loans comprising such Borrowing, that the applicable conditions specified in Sections 4. 1. and 4.2. have been satisfied.

                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

         Borrower (as to itself and all other Consolidated Companies) represents and warrants as follows:

         SECTION 5.1. CORPORATE EXISTENCE; COMPLIANCE WITH LAW.

         Each of the Consolidated Companies is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Consolidated Companies (i) has the corporate power and authority and the legal right to own and operate its Property and to conduct its business, (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership of Property or the conduct of its business requires such qualification, and (iii) is in compliance with all Requirements of Law, where the failure to so comply is reasonably likely to have a Materially Adverse Effect. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding capital stock, for each Subsidiary as of the date of this Agreement is accurately described on Schedule 5.1. Schedule 5.1. may be updated from time to time by the Borrower by giving written notice thereof to the Agent.

         SECTION 5.2. CORPORATE POWER; AUTHORIZATION.

         Each of the Borrower and the Guarantor has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by the Borrower or the Guarantors, or the validity or enforceability against the Borrower or the Guarantors, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained.

         SECTION 5.3. ENFORCEABLE OBLIGATIONS.

         This Agreement has been duly executed and delivered, and each other Credit Document will be duly executed and delivered, by the respective Consolidated Companies, as applicable, and this Agreement constitutes, and each other Credit Document when executed and delivered will constitute, legal, valid and binding obligations of the Consolidated Companies executing the same, enforceable against such Consolidated Companies in accordance with their respective terms.

         SECTION 5.4. NO LEGAL BAR.

         The execution, delivery and performance by the Consolidated Companies of the Credit Documents do not violate their respective articles or certificates of incorporation, bylaws or other organizational or governing documents, or any Requirement of Law, or any applicable judgment, court order, administrative agency order, or cause a breach or default under any of their respective Material Contractual Obligations.

         SECTION 5.5. NO MATERIAL LITIGATION.

         Except as set forth on Schedule 5.5, no litigation, investigation or proceeding of or before any court, tribunal, arbitrator or governmental authority is pending or, to the knowledge of any Executive Officer of the Borrower, threatened by or against any of the Consolidated Companies, or against any of their respective Properties or revenues, existing or future (a) with respect to any Credit Document, or any of the transactions contemplated hereby or thereby, or (b) which, if adversely determined, is reasonably likely to have a Materially Adverse Effect.

         SECTION 5.6. INVESTMENT COMPANY ACT, ETC.

         Neither of the Consolidated Companies is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). None of the Consolidated Companies is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur Indebtedness for Money Borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Credit Document.

         SECTION 5.7. MARGIN REGULATIONS.

         No part of the proceeds of any of the Loans will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

         SECTION 5.8. COMPLIANCE WITH ENVIRONMENTAL LAWS.

                  (a) The Consolidated Companies have received no notices of claims or potential liability under, and are in compliance with, all applicable Environmental Laws, where such claims and liabilities under, and failures to comply with, such statutes, regulations, rules, ordinances, laws or licenses, is reasonably likely to result in penalties, fines, claims or other liabilities to the Consolidated Companies in amounts that would have a Materially Adverse Effect, either individually or in the aggregate (including any such penalties, fines, claims, or liabilities relating to the matters set forth on
         Schedule 5.8.(a)), except as set forth on Schedule 5.8.(a)).

                  (b) Except as set forth on Schedule 5.8.(b), none of the Consolidated Companies has received any notice of violation, or notice of any action, either judicial or administrative, from any governmental authority (whether United States or foreign) relating to the actual or alleged violation of any Environmental Law, including, without limitation any notice of any actual or alleged spill, leak, or other release of any Hazardous Substance, waste or hazardous waste by any Consolidated Company or its employees or agents, or as to the existence of any continuation on any Properties owned by any Consolidated Company, where any such violation, spill, leak, release or contamination is reasonably likely to result in penalties, fines, claims or other liabilities to the Consolidated Companies in amounts that would have a Materially Adverse Effect, either individually or in the aggregate.

                  (c) Except as set forth on Schedule 5.8.(c), the Consolidated Companies have obtained all necessary governmental permits, licenses and approvals for the operations conducted on their respective Properties, including without limitation, all required Material permits, licenses and approvals for (i) the emission of air pollutants or contaminants, (ii) the treatment or pretreatment and discharge of waste water or storm water, (iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes, in any such case where the failure to have such license, permit or approval is reasonably likely to have a Materially Adverse Effect.

         SECTION 5.9. INSURANCE.

         The Consolidated Companies currently maintain such insurance with respect to their Properties and business with financially sound and reputable insurers, and in such amounts and having such coverages against losses and damages in types and in amounts customary in the industry and locations where the Borrower is located and which the Borrower in the exercise of its reasonable prudent business judgment has determined to be necessary to prevent the Consolidated Companies from experiencing a loss which would cause a Materially Adverse Effect. The Consolidated Companies have paid all Material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect. The Consolidated Companies maintain such insurance as required by the Security Documents.

         SECTION 5.10. NO DEFAULT.

         None of the Consolidated Companies is in default under or with respect to any Contractual Obligation in any respect which has had or is reasonably likely to have a Materially Adverse Effect.

         SECTION 5.11. NO BURDENSOME RESTRICTIONS.

         Except as set forth on Schedule 5.11., none of the Consolidated Companies is a party to or bound by any Contractual Obligation (including collective bargaining agreements) or Requirement of Law or any provision of its respective articles or certificates of incorporation, bylaws, or other organizational or governing documents which has had or is reasonably likely to have a Materially Adverse Effect.

         SECTION 5.12. TAXES.

         The Consolidated Companies have filed all Federal tax returns (or have obtained permitted extensions) and, to the knowledge of any Executive Officer of the Borrower, the Consolidated Companies have filed (or have obtained permitted extensions) all other tax returns which are required to have been filed in any jurisdiction; the Consolidated Companies have paid all taxes shown to be due and payable on such Federal returns and other returns and all other taxes, assessments, fees and other charges payable by them, in each case, to the extent the same have become due and payable and before they have become delinquent, except for the filing of any such returns or the payment of any taxes, assessments, fees and other charges the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which any Consolidated Company has set aside on its books reserves (segregated to the extent required by GAAP) deemed by it in good faith to be adequate. The Borrower has not received written notice of any proposed Material tax assessment with respect to Federal income taxes against any of the Consolidated Companies nor does any Executive Officer of the Borrower know of any Material Federal income tax liability on the part of the Consolidated Companies other than any such assessment or liability which is adequately reserved for on the books of the Consolidated Companies in accordance with GAAP.

         SECTION 5.13. SUBSIDIARIES.

         Except as disclosed on Schedule 5.13.A, neither Borrower nor Guarantor has any Subsidiaries and neither Borrower nor Guarantor nor any Subsidiary is a joint venture partner or general partner in any partnership. Schedule 5.13.A may be updated from time to time by the Borrower by giving written notice thereof to the Agent. Schedule 5.13.B is a list of all Subsidiaries that are not required to execute a Subsidiary Guaranty.

         SECTION 5.14. FINANCIAL STATEMENTS.

         Borrower has furnished to the Agent and the Lenders (i) the audited consolidated balance sheets as of June 30, 1998 of the Consolidated Companies and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal years then ended, including in each case the related notes. The foregoing financial statements fairly present in all Material respects the consolidated financial condition of the Consolidated Companies as at the dates thereof and results of operations for such periods in conformity with GAAP consistently applied (subject, in the case of the quarterly financial statements, to normal year-end audit adjustments and the absence of certain notes). The Consolidated Companies taken as a whole did not have any Material contingent obligations, contingent liabilities, or Material liabilities for known taxes, long-term leases or unusual forward or long-term commitments required to be reflected in the foregoing financial statements or the notes thereto that are not so reflected. Since June 30, 1998, there have been no changes with respect to the Consolidated Companies which has had or is reasonably likely to have a Materially Adverse Effect.

         SECTION 5.15. ERISA.

         Except as disclosed on Schedule 5.15:

                  (a) Identification of Plans. None of the Consolidated Companies nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past seven years maintained or contributed to, any Plan that is subject to Title IV of ERISA;

                  (b) Compliance. Each Plan maintained by the Consolidated Companies has at all times been maintained, by their terms and in operation, in compliance with all applicable laws, and the Consolidated Companies are subject to no tax or penalty with respect to any Plan of such Consolidated Company or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404, or 419 of the Tax Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section 5.15. (taken as a whole), would in the aggregate have a Materially Adverse Effect;

                  (c) Liabilities. The Consolidated Companies are subject to no liabilities (including withdrawal liabilities) with respect to any Plans of such Consolidated

         Companies or any of their ERISA Affiliates, including without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans, where such liabilities, together with all other liabilities referred to in this Section 5.15. (taken as a whole), would in the aggregate have a Materially Adverse Effect;

                  (d) Funding. The Consolidated Companies and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Materially Adverse Effect. No Plan subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation and warranty is deemed made, in any amount which, together with all other liabilities referred to in this Section 5.15. (taken as a whole), would have a Materially Adverse Effect if such amount were then due and payable. The Consolidated Companies are subject to no liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this Section 5.15. (taken as a whole), would have a Materially Adverse Effect if such amounts were then due and payable.

         SECTION 5.16. PATENTS, TRADEMARKS, LICENSES, ETC.

         Except as set forth on Schedule 5.16., (i) the Consolidated Companies have obtained and hold in full force and effect all Material governmental authorizations, consents, approvals, patents, trademarks, service marks, franchises, trade names, copyrights, licenses and other such rights, free from burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted, and (ii) to the best of Borrower's knowledge, no product, process, method, service or other item presently sold by or employed by any Consolidated Company in connection with such business infringes any patents, trademark, service mark, franchise, trade name, copyright, license or other right owned by any other Person and there is not presently pending, or to the knowledge of Borrower, threatened, any claim or litigation against or affecting any Consolidated Company contesting such Person's right to sell or use any such product, process, method, substance or other item where the result of such failure to obtain and hold such benefits or such infringement would have a Materially Adverse Effect.

         SECTION 5.17. OWNERSHIP OF PROPERTY; LIENS.

                  (a) Except as set forth on Schedule 5.17., (i) each Consolidated Company has good and marketable fee simple title to or a valid leasehold interest in all of its real property and good title to all of its other Property, as such Properties are reflected in the consolidated balance sheet of the

         Consolidated Companies as of June 30, 1998, except where the failure to hold such title, leasehold interest, or possession would not have a Materially Adverse Effect, other than Properties disposed of in the ordinary course of business since such date or as otherwise permitted by the terms of this Agreement, subject to no known Lien or title defect of any kind, except Liens permitted by Section 7.2. and (ii) the Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective leases except where the failure to enjoy peaceful and undisturbed possession would not have a Materially Adverse Effect.

                  (b) As of the date of this Agreement, the Property owned by each Consolidated Company is not subject to any Lien, excluding Permitted Liens, securing any Indebtedness or other obligation of such Consolidated Company, other than as described on Schedule 5.17. hereof.

         SECTION 5.18. INDEBTEDNESS.

         Other than as described on Schedule 5.18. herein, and as of the date hereof, the Consolidated Companies, on a consolidated basis, are not obligors (singularly or in the aggregate) in respect of any Indebtedness for Borrowed Money in excess of $750,000 or any commitment to create or incur any Indebtedness for Borrowed Money in excess of $250,000.

         SECTION 5.19. FINANCIAL CONDITION.

         On the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Credit Documents, the Property of each Consolidated Company at fair valuation and based on their present fair saleable value will exceed such Consolidated Company's debts (excluding obligations to affiliated companies), including contingent liabilities, (ii) the remaining capital of such Consolidated Company will not be unreasonably small to conduct such Consolidated Company's business, and (iii) such Consolidated Company will not have incurred debts, or have intended to incur debts, beyond the Consolidated Company's ability to pay such debts as they mature. For purposes of this Section 5.19., "debt" means any liability on a claim, and "claim" means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         SECTION 5.20. LABOR MATTERS.

         Except as set forth in Schedule 5.20., the Consolidated Companies have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which is reasonably likely to have, a Materially Adverse Effect, and, to the best knowledge of the Executive Officers of the Borrower, there are no such strikes, disputes, slow downs or work stoppages threatened against any Consolidated Company except as disclosed in writing to the Agent. The hours worked and payment made to employees of the Consolidated Companies have not been in violation in any Material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters, and all payments due from the Consolidated Companies, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Consolidated Companies, in each case where the failure to comply with such laws or to pay or accrue such liabilities is reasonably likely to have a Materially Adverse Effect.

         SECTION 5.21. PAYMENT OF DIVIDEND RESTRICTIONS.

         Except as described on Schedule 5.21., none of the Consolidated Companies is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions by any such Consolidated Company.

         SECTION 5.22. DISCLOSURE.

                  (a) Neither this Agreement nor any financial statements delivered to the Lenders nor in the most recent version of any other document, certificate or written statement furnished to the Lenders by or on behalf of any Consolidated Company in connection with the transactions contemplated hereby contains any untrue statement of a Material fact or omits to state a Material fact necessary in order to make the statements contained therein or herein not misleading, it being understood that the representation set forth in this Section 5.22.(a) shall not apply to any financial projections or other pro forma financial information.

                  (b) The financial projections and other pro forma financial information contained in the information referred to in subsection (a) above were based on good faith estimates and assumptions believed by the applicable Consolidated Companies to be reasonable at the time made and at the time furnished to the Agent and/or any Lender, it being recognized by the Lenders that such projections and other pro forma financial information as to future events such projections and other pro forma financial information may differ from the projected results for such period or periods.

         SECTION 5.23. NOTICE OF VIOLATIONS.

         The Borrower has not received notice, and no Consolidated Company has received notice, that it is in violation of any Requirement of Law, judgment, court order, rule, or regulation that would be expected to have a Materially Adverse Effect.

         SECTION 5.24. FILINGS.

         The Borrower has filed all reports and statements required to be filed with the Securities and Exchange Commission. As of their respective dates, the reports and statements referred to above complied in all Material respects with all rules and regulations promulgated by the Securities and Exchange Commission and did not contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 5.25. INVESTMENTS.

         The Borrower has not provided equity, provided subordinated debt, or made long-term investments in any Person other than the Guarantor and wholly-owned Subsidiaries, except for the promissory note issued by Borrower to Helicon, Inc., which has been subordinated to the repayment of certain obligations.

                        ARTICLE VI. AFFIRMATIVE COVENANTS

         So long as any Commitment remains in effect hereunder or any Note or other Obligations shall remain unpaid, Borrower will:

         SECTION 6.1. CORPORATE EXISTENCE, ETC.

         Preserve and maintain, and cause each of the Consolidated Companies to preserve and maintain, its corporate existence (except as otherwise permitted pursuant to Section 7.3.), its Material rights, franchises, and licenses, and its Material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, service marks, and other intellectual property rights, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary, where the failure to be so qualified is reasonably likely to have a Materially Adverse Effect.

         SECTION 6.2. COMPLIANCE WITH LAWS, ETC.

         Comply, and cause each Consolidated Company to comply, with all Requirements of Law (including, without limitation, the Environmental Laws) and all Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and Contractual Obligations is reasonably likely to have a Materially Adverse Effect.

         SECTION 6.3. PAYMENT OF TAXES AND CLAIMS, ETC.

         File and cause each Consolidated Company to file all Federal, state, local and foreign tax returns that are required to be filed by each of them and pay all taxes that have become due pursuant to such returns or pursuant to any assessment in respect thereof received by any Consolidated Company; and each Consolidated Company will pay or cause to be paid all other taxes, assessments, fees and other governmental charges and levies which, to the knowledge of any of the Executive Officers of any Consolidated Company, are due and payable before the same become delinquent, except any such taxes and assessments as are being contested in good faith by appropriate and timely proceedings and as to which adequate reserves have been established in accordance with GAAP.

         SECTION 6.4. KEEPING OF BOOKS.

         Keep, and cause each Consolidated Company to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions.

         SECTION 6.5. VISITATION, INSPECTION, ETC.

         Permit, and cause each Consolidated Company to permit, any representative of the Agent or any Lender, at the Agent's or such Lender's expense, to visit and inspect any of its Property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Agent or such Lender may reasonably request after reasonable prior notice to Borrower; provided, however, that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to Borrower shall be required.

         SECTION 6.6. INSURANCE; MAINTENANCE OF PROPERTIES.

                  (a) Maintain or cause to be maintained with financially sound and reputable insurers, such insurance with respect to its Properties and business in such amounts as the Borrower has determined in the exercise of its reasonable prudent business judgment is necessary to prevent the Consolidated Companies, singularly or in the aggregate from experiencing a loss which would cause a Materially Adverse Effect.

                  (b) Cause, and cause each of the Consolidated Companies to cause, all Properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the reasonable judgment of Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Borrower from discontinuing the operation or maintenance of any such Properties if such discontinuance is, in the reasonable judgment of Borrower, desirable in the conduct of its business or the business of any Consolidated Company.

                  (c) Cause a summary, set forth in format and detail reasonably acceptable to the Agent, of the types and amounts of insurance (property and liability) maintained by the Consolidated Companies to be delivered to the Agent on or before thirty (30) days after the Closing Date.

                  (d) Maintain and cause to be maintained all insurance required to be maintained by the Security Documents.

         SECTION 6.7. FINANCIAL REPORTS.

         The Borrower will furnish to the Agent and each Lender:

                  (a) Within sixty (60) days after the end of each of the first three quarter-annual periods of each Fiscal Year, the quarterly Financial Report of the Borrower as of the end of that period, prepared on a consolidated basis and accompanied by a certificate, dated the date of furnishing, signed by a Financial Officer of the Borrower to the effect that such Financial Report accurately presents in all Material respects the consolidated financial condition of the Consolidated Companies and that such Financial Report has been prepared in accordance with GAAP consistently applied (subject to year end adjustments), except that such Financial Report need not be accompanied by notes.

                  (b) Within one hundred and twenty (120) days after the end of each Fiscal Year, the annual Financial Report of the Borrower (with accompanying notes) for that Fiscal Year prepared on a consolidated basis (which Financial Report shall be reported on by the Borrower's independent certified public accountants, such report to state that such Financial Report fairly presents in all Material respects the consolidated financial condition and results of operation of the Consolidated Companies in accordance with GAAP and to be without any Material qualifications or exceptions). The audit opinion in respect of the consolidated Financial Report shall be the unqualified opinion of one of the nationally recognized "Big Six" firms of independent certified public accountants acceptable to Agent and shall be accompanied by a statement of the independent certified public accountants regarding whether a Default or Event of Default has occurred.

                  (c) Within sixty (60) days after the end of each of its first three quarterly accounting periods and within one hundred and twenty
         (120) days after the end of each Fiscal Year, a statement certified as true and correct by a Financial Officer of the Borrower, substantially in the form of Exhibit I hereto, with back-up material setting forth in reasonable detail such calculations attached thereto and stating whether any Default or Event of Default has occurred and is continuing, and if a Default or Event of Default has occurred and is continuing, stating the Borrower's intentions with respect thereto.

                  (d) Within thirty (30) days after the end of each calendar month, the unaudited monthly Financial Report (excluding statements of cash flows) of Borrower and the Consolidated Companies;

                  (e) Within ninety (90) days after the end of each Fiscal Year the annual financial projections of Borrower and the Consolidated Companies in a format acceptable to Lender (which shall not be prepared in accordance with

         GAAP) (including projected balance sheets, income statements, and statements of cash flows);

                  (f) Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports (including, without limitation, Borrower's 8-K, 10-K, and 10-Q reports), proxy statements and notices sent or made available generally by Borrower to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange or with the Securities and Exchange Commission, and of all press releases and other statements made available generally to the public containing Material developments in the business or financial condition of Borrower and the other Consolidated Companies.

                  (g) Promptly upon receipt thereof, copies of all financial statements of, and all reports submitted by, independent public accountants to Borrower in connection with each annual, interim, or special audit of Borrower's financial statements, including without limitation, the comment letter submitted by such accountants to management in connection with their annual audit.

                  (h) As soon as possible and in any event within thirty (30) days after the Borrower or any Consolidated Company knows or has reason to know that any "Reportable Event" (as defined in Section 4043(b) of ERISA) with respect to any Plan has occurred (other than such a Reportable Event for which the PBGC has waived the 30-day notice requirement under Section 4043(a) of ERISA) and such Reportable Event involves a matter that has had, or is reasonably likely to have, a Materially Adverse Effect, a statement of a Financial Officer of the applicable Consolidated Company setting forth details as to such Reportable Event and the action which the applicable Consolidated Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to the applicable Consolidated Company.

                  (i) With reasonable promptness, such other information relating to the Borrower's performance of this Agreement or its financial condition as may reasonably be requested from time to time by the Agent.

                  (j) Concurrently with the furnishing of the annual consolidated Financial Report required pursuant to Section 6.7.(b) hereof, furnish or cause to be furnished to Agent and each Lender a certificate of compliance in a form reasonably satisfactory to Agent prepared by one of the nationally recognized "Big Six" accounting firms stating that in making the examination necessary for their audit, they have obtained no knowledge of any Default or Event of Default, or if they have obtained such knowledge, disclosing the nature, details, and period of existence of such event.

         SECTION 6.8. NOTICES UNDER CERTAIN OTHER INDEBTEDNESS.

         Immediately upon its receipt thereof, Borrower shall furnish the Agent a copy of any notice received by it or any other Consolidated Company from the holder(s) of Indebtedness (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $500,000 where such notice states or claims (i) the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness, or (ii) the existence or occurrence of any event or condition which requires or permits holder(s) of any Indebtedness of the Consolidated Companies to exercise rights under any Change in Control Provision.

         SECTION 6.9. NOTICE OF LITIGATION.

         The Borrower shall notify the Agent of any actions, suits or proceedings instituted by any Person against the Consolidated Companies where the uninsured portion of the money damages sought (which shall include any deductible amount to be paid by the Borrower or any Consolidated Company) is singularly in an amount in excess of $500,000 or where unreserved amounts in the aggregate are in excess of $1,000,000. Said notice is to be given along with the quarterly and annual reports required by Section 6.7. hereof, and is to specify the amount of damages being claimed or other relief being sought, the nature of the claim, the Person instituting the action, suit or proceeding, and any other significant features of the claim.

         SECTION 6.10. SUBSIDIARY GUARANTIES, ETC.

                  (a) Subject to subsection (c) below, the Borrower shall cause each of the Consolidated Companies existing as of the Closing Date to execute and deliver on or before the Closing Date a Subsidiary Guaranty in substantially the same form as set forth in Exhibit J and to execute a Security Agreement in the form of Exhibit K and such other documents required by Agent to obtain a security interest in the Property described therein. The delivery of such documents shall be accompanied by such other documents as the Agent may reasonably request (e.g., certificates of incorporation, articles of incorporation and bylaws, opinion letters and appropriate resolutions of the Board of Directors of any such Subsidiary Guarantor). The Borrower shall pay all costs incurred by Agent in obtaining the Subsidiary Guaranty and the Security Agreement, and perfecting a Lien in the Collateral.

                  (b) Subject to subsection (c) below, the Borrower shall cause each Consolidated Company not existing as of the Closing Date to execute and deliver a Subsidiary Guaranty in substantially the same form as set forth in Exhibit J and to execute a Security Agreement in the form of Exhibit K, simultaneously with the creation or acquisition of any such Consolidated Company by the Borrower or any other such Consolidated Company. The delivery of such documents shall be accompanied by such other documents as the Agent may reasonably request (e.g., certificates of incorporation, articles of incorporation and bylaws, opinion letters and appropriate resolutions of the Board of Directors of any such Subsidiary Guarantor). The Borrower shall pay all costs incurred by Agent in obtaining the Subsidiary Guaranty and the Security Agreement, and perfecting a Lien in the Collateral.

                  (c) Notwithstanding the foregoing subsections (a) and (b), the Borrower shall not be required to cause any Consolidated Company to deliver a Subsidiary Guaranty or Security Agreement if the delivery of such documents would cause such Consolidated Company to violate any Requirement of Law.

         SECTION 6.11.  EXISTING BUSINESS.

         Remain and cause each Consolidated Company to remain engaged in business of the same general nature and type as conducted on the Closing Date.

         SECTION 6.12.  ERISA INFORMATION AND COMPLIANCE.

         Comply and cause each Consolidated Company to comply with ERISA and all other applicable laws governing any pension or profit sharing plan or arrangement to which any Consolidated Company is a party. The Borrower shall provide and shall cause each Consolidated Company to provide Agent with notice of any "reportable event" or "prohibited transaction" or the imposition of a "withdrawal liability" within the meaning of ERISA.

         SECTION 6.13.  INTEREST RATE CONTRACTS.

         The Borrower, at its expense, agrees to grant any Lender a lien and security interest in all Collateral to secure the repayment of any Interest Rate Contracts entered into with regard to the Obligations, all pursuant to such documentation and filings as required by such Lender.

                         ARTICLE VII. NEGATIVE COVENANTS

         So long as any Commitment remains in effect hereunder or any Revolving Credit Note shall remain unpaid:

         SECTION 7.1. FINANCIAL REQUIREMENTS.

         The Borrower shall not:

                  (a) Funded Debt to EBITDA. Suffer or permit, as of the last day of any fiscal quarter, the ratio of (A) Consolidated Funded Debt to
         (B) the sum of (i) Consolidated EBITDA minus (ii) dividends paid to exceed 3.5 to 1.0, as calculated for the most recently concluded fiscal quarter and the immediately three (3) preceding fiscal quarters.

                  (b) Fixed Charge Coverage Ratio. (i) from the date hereof until the fiscal quarter ending December 31, 2001, suffer or permit, as of the last day of any fiscal quarter, the ratio of (A) the sum of: (i) Consolidated EBIT, plus (ii) Consolidated Rental Expense, minus (iii) dividends paid to (B) the sum of (i) Consolidated Interest Expense, plus (ii) Consolidated Rental Expense to be less than 3.0 to 1.0; and
         (ii) commencing with the fiscal quarter ending March 31, 2002 and throughout the term of this Agreement, suffer or permit, as of the last day of any fiscal quarter, the ratio of (A) the sum of: (i) Consolidated EBIT, plus (ii) Consolidated Rental Expense, minus (ii) dividends paid to (B) the sum of (i) Consolidated Interest Expense, plus Consolidated Rental Expense plus (iii) principal payments paid on the Term Loans to be less than 2.0 to 1.0.

                  (c) Consolidated Funded Debt to Total Capitalization Ratio. Permit, as of the last day of any fiscal quarter, the ratio of Consolidated Funded Debt to Total Capitalization to be greater than .50 to 1.0.

                  (d) Minimum Tangible Net Worth. Permit the Consolidated Tangible Net Worth to be less than a minimum amount equal to: (i) $38,000,000, plus (ii) on a fiscal quarter basis beginning with the quarter ending December 31, 1998, a cumulative amount equal to 75% of Consolidated Net Income, or minus 100% of Consolidated Net Losses, plus 100% of the net proceeds of any Equity Proceeds raised subsequent to the Closing Date.

         SECTION 7.2. LIENS.

         The Borrower will not, and will not permit any Consolidated Company to, create, assume or suffer to exist any Lien upon any of their respective Properties whether now owned or hereafter acquired; provided, however, that this
Section 7.2. shall not apply to the following:

                  (a) any Lien for taxes not yet due or taxes or assessments or other governmental charges which are being actively contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP;

                  (b) any customary Liens, pledges or deposits in connection with worker's compensation, unemployment insurance, or social security, or deposits incidental to the conduct of the business of any Consolidated Company or the ownership of any of their Properties which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate Materially detract from the value of their Properties or Materially impair the use thereof in the operation of their businesses;

                  (c) any customary Liens to secure the performance of tenders, statutory obligations, surety and appeal bonds, and similar obligations and as to which adequate reserves have been established in accordance with GAAP;

                  (d) statutory Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP;

                  (e) Liens consisting of encumbrances in the nature of zoning restrictions, easements, rights and restrictions of record on the use of real property on the date of the acquisition thereof and statutory Liens of landlords and lessors which in any case do not Materially detract from the value of such real property or impair the use thereof;

                  (f) any Lien in favor of the United States of America or any department or agency thereof, or in favor of any state government or political subdivision thereof, or in favor of a prime contractor under a government contract of the United States, or of any state government or any political subdivision thereof, and, in each case, resulting from acceptance of partial, progress, advance or other payments in the ordinary course of business under government contracts of the United States, or of any state government or any political subdivision thereof, or subcontracts thereunder;

                  (g) statutory Liens arising under ERISA created in the ordinary course of business for amounts not yet due and as to which adequate reserves have been established in accordance with GAAP;

                  (h) any Lien incurred in connection with: (i) Purchase Money Indebtedness and placed upon any Property at the time of its acquisition (or within 60 days thereafter) by any Consolidated Company to secure all or a portion of the purchase price therefor, and (ii) any Lien securing Purchase Money Indebtedness of a Person acquired in an Acquisition, provided that the aggregate cumulative amount of Indebtedness secured by such purchase money Liens identified in subparts (i) and (ii) must never exceed an amount equal to $500,000; and

                  (i) the Lien granted on the real property acquired in the California Acquisition to secure an amount not to exceed $2,375,000.00.

         SECTION 7.3. MERGER AND SALE OF ASSETS.

         Except as permitted by Section 7.12. herein, the Borrower will not, without the prior written consent of the Required Lenders, merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of all or, during any twelve-month period, a Material part of its Property to any Person, nor shall the Borrower permit any Consolidated Company to take any of the above actions; provided that notwithstanding any of the foregoing limitations, if no Default or Event of Default shall then exist or immediately thereafter will exist, Consolidated Companies may take the following actions:

                  (a) Any Consolidated Company may merge with (i) the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or (ii) any one or more other Subsidiaries provided that either the continuing or surviving corporation shall remain a Consolidated Company; and

                  (b) Any Consolidated Company may sell, lease, transfer or otherwise dispose of any of its assets to (i) the Borrower, or (ii) any other Consolidated Company.

         SECTION 7.4. TRANSACTIONS WITH AFFILIATES.

         The Borrower will not, and will not permit any Consolidated Company to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliates), except in the ordinary course of and pursuant to the reasonable requirements of such Consolidated Company's business and upon fair and reasonable terms no less favorable to such Consolidated Company than such party would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

         SECTION 7.5. NATURE OF BUSINESS.

         The Borrower will not, and will not permit any Consolidated Company to, engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by any Consolidated Company would be fundamentally changed from the general nature of the business engaged in by the Consolidated Companies on the date of this Agreement.

         SECTION 7.6. REGULATIONS G, T, U AND X.

         The Borrower will not nor will it permit any Consolidated Company to take any action that would result in any non-compliance of the Advances made hereunder with Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

         SECTION 7.7. ERISA COMPLIANCE.

         The Borrower will not, and will not permit any Consolidated Company to, incur any Material "accumulated funding deficiency" within the meaning of
Section 302(a)(2) of ERISA, or any Material liability under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation ("PBGC") established thereunder in connection with any Plan.

         SECTION 7.8.  INVESTMENTS, LOANS, AND ADVANCES.

         The Borrower will not, and will not permit any Consolidated Company to, make or permit to remain outstanding any loans or advances to or investments in any Person, except that, subject to all other provisions of this Section 7.8., the foregoing restriction shall not apply to:

                  (a) investments in direct obligations of the United States of America or any agency thereof having maturities of one year or less;

                  (b) investments in commercial paper maturing one year or less from the date of creation thereof of the highest credit rating of a Rating Agency;

                  (c) investments in bankers' acceptances and certificates of deposit having maturities of one year or less issued by commercial banks in the United States of America having capital and surplus in excess of $50,000,000;

                  (d) loans or advances to any Person made in the ordinary course of business not to exceed $500,000 in the aggregate outstanding at any time;

                  (e) the endorsement of negotiable or similar instruments in the ordinary course of business; and

                  (f) investments in stock of any Consolidated Companies.

         SECTION 7.9. SALES AND LEASEBACKS.

         The Borrower will not, and will not permit any Consolidated Company to, enter into any arrangement, directly or indirectly, with any Person by which any Consolidated Entity shall sell or transfer any Property, and by which any Consolidated Entity shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property that such Consolidated Entity intends to use for substantially the same purpose or purposes as the Property sold or transferred.

         SECTION 7.10. GUARANTIES.

         The Borrower shall not, and will not permit any Consolidated Company to, enter into any Guaranty, except that, subject to all other provisions of this Article, the foregoing restriction shall not apply to:

                  (a) the Corporate Guaranty and any Subsidiary Guaranties;

                  (b) endorsements of instruments for deposit or collection in the ordinary course of business; and

                  (c) the Guaranty of Borrower related to Debt of Helicon, Inc. provided that the principal amount of the Debt of Helicon, Inc. guaranteed by Borrower shall not be permitted to increase above $1,500,000 without the prior written consent of the Required Lenders.

         SECTION 7.11. LIMITATION ON FUNDED DEBT.

         The Borrower will not permit any Consolidated Company and the Consolidated Companies in the aggregate to incur or suffer to exist Funded Debt other than:

                  (a) Funded Debt to Lenders described in this Agreement;

                  (b) Purchase Money Indebtedness permitted by Section 7.2.(h) herein; and

                  (c) Funded Debt incurred in connection with the California Acquisition not to exceed $2,375,000.00 or any Funded Debt incurred in connection with an Acquisition for which the Required Lenders give express written consent.

         SECTION 7.12. ACQUISITIONS.

                  (a) Without the prior written consent of the Required Lenders, the Borrower will not, and will not permit any Consolidated Company, to make, Acquisitions where the total aggregate consideration paid in such Acquisitions exceeds during any four (4) consecutive fiscal quarters an amount equal to $30,000,000. For the purpose hereof, the consideration paid shall include the sum of: (A) all cash paid and/or Debt assumed, plus (B) the principal amount of any promissory notes given, plus (C) the value of any stock given, and (D) the value of any other Property given or transferred in respect of such Acquisition.

                  (b) The Borrower will not, and will not permit any Consolidated Company, to make Acquisitions where the consideration paid to the seller is in excess of (i) $10,000,000 in cash or the assumption of Debt, or (ii) $20,000,000 in cash, the assumption of Debt, and issuance of stock; provided that this provision may be waived by the Required Lenders at the request of Borrower and in the sole discretion of Required Lenders, and provided that in connection with any request by the Borrower that the Required Lenders waive this provision, the Borrower provides to the Agent and the Lenders an information package to include, but not be limited to, historical financial statements on the Person being acquired showing the impact of the acquisition on the Borrower's historical operating performance and existing balance sheet, projections detailing the expected performance of the Consolidated Companies going forward, a detailed listing of the assets being purchased in the transaction, a certificate executed by Borrower's chief financial officer showing the effect on a pro forma basis of any Acquisition on the financial covenants set forth in Section 7.1. herein, any other information requested by Agent, and a statement that the proposed acquisition will not create a Default or Event of Default.

         SECTION 7.13. LOANS AMONG CONSOLIDATED COMPANIES.

         The Borrower shall not, and shall not permit any Consolidated Company, to modify or cancel existing loans from any Consolidated Company to another Consolidated Company.



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

         SECTION 7.14. DIVIDENDS PAID BY BORROWER.

         The Borrower shall not, and shall not permit any Consolidated Company, to pay dividends in excess of 25% of its Consolidated Net Income.

         SECTION 7.15. DIVIDENDS PAID TO BORROWER.

         The Borrower shall not enter into any agreement that limits the payment to Borrower of any dividends or loan repayments.

                         ARTICLE VIII. EVENTS OF DEFAULT

         Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

         SECTION 8.1. PAYMENTS.

         Borrower shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal payment with respect to the Loans, or Borrower shall fail to make any payment of interest, fee or other amount payable hereunder within two (2) Business Days of the due date thereof.

         SECTION 8.2. COVENANTS WITHOUT NOTICE.

         Borrower shall fail to observe or perform any covenant or agreement contained in Sections 6.5., 6.7., 6.8., 6.9., 6.10., 6.11., or in Article 7.
herein.

         SECTION 8.3. OTHER COVENANTS.

         Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 8.1. and 8.2., and such failure shall remain unremedied for 30 days after the earlier of
(i) an Executive Officer of the Borrower obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Borrower by Agent or any Lender;

         SECTION 8.4. REPRESENTATIONS.

         Any representation or warranty made or deemed to be made by Borrower or any other Consolidated Company or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Agent or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any Material respect when made or deemed to be made or submitted;

         SECTION 8.5. NON-PAYMENTS OF OTHER INDEBTEDNESS.

         Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any



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applicable grace period) any payment of principal of or interest on any
Indebtedness (other than the Obligations) exceeding $500,000 individually or in the aggregate;

         SECTION 8.6. DEFAULTS UNDER OTHER AGREEMENTS.

         Any Consolidated Company shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness exceeding $500,000 individually or in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

         SECTION 8.7. BANKRUPTCY.

         Any Consolidated Company shall commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy laws; or an involuntary case for bankruptcy is commenced against any Consolidated Company and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case, or a custodian (as defined in the Bankruptcy Code) or similar official under applicable foreign bankruptcy laws is appointed for, or takes charge of, all or any substantial part of the Property of any Consolidated Company; or any Consolidated Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Consolidated Company or there is commenced against any Consolidated Company any such proceeding which remains undismissed for a period of 60 days; or any Consolidated Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Consolidated Company suffers any appointment of any custodian or the like for it or any substantial part of its Property to continue undischarged or unstayed for a period of 60 days; or any Consolidated Company makes a general assignment for the benefit of creditors; or any Consolidated Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Consolidated Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Consolidated Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Consolidated Company for the purpose of effecting any of the foregoing;

         SECTION 8.8. ERISA.

         A Plan of a Consolidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates:

                       (iii) shall fail to be funded in accordance with the
                  minimum funding standard required by applicable law, the terms of such Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

                       (iv) is being, or has been, terminated or the subject
                  of termination proceedings under applicable law or the terms of such Plan; or

                       (v) shall require a Consolidated Company to provide
                  security under applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

                       (vi) results in a liability to a Consolidated Company
                  under applicable law, the terms of such Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that would have a Materially Adverse Effect.

         SECTION 8.9. MONEY JUDGMENT.

         A final judgments or final order for the payment of money in excess of $500,000 individually or in the aggregate or otherwise having a Materially Adverse Effect shall be rendered against Borrower or any other Consolidated Company and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 60 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

         SECTION 8.10. MANAGEMENT GROUP.

         If any event occurs that removes from the active management of Borrower two of the following persons: William J Ballard, Amy S. Harrison, H. Neil Campbell, Donald B. Whitfield, or Stephen H. Norris

         SECTION 8.11. CHANGE IN CONTROL OF BORROWER.

         Any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) shall become the "beneficial owner(s)" (as defined in Rule 13d-3) of more than forty percent (40%) of the shares of the outstanding common stock of Borrower entitled to vote for members of Borrower's board of directors, or (b) any event or condition shall occur or exist which, pursuant to the terms of any change of control provision, requires or permits the holder(s) of Indebtedness of any Consolidated Company which individually or in the aggregate is equal to or exceeds $500,000 to require that such Indebtedness be redeemed, repurchased, defeased, prepaid, or repaid,



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in whole or in part, or the maturity of such Indebtedness to be accelerated in any respect.

         SECTION 8.12. DEFAULT UNDER OTHER CREDIT DOCUMENTS.

         There shall exist or occur any "Event of Default" as provided under the terms of any Credit Document, or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Borrower or any other Consolidated Company, or at any time it is or becomes unlawful for Borrower or any other Consolidated Company to perform or comply with its obligations under any Credit Document, or the obligations of Borrower or any other Consolidated Company, any Credit Document are not or cease to be legal, valid and binding on Borrower or any such Consolidated Company.

         Then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Agent may, and upon the written or telex request of the Required Lenders, shall, by written notice to Borrower, take any or all of the following actions, without prejudice to the rights of the Agent, any Lender or the holder of any Note to enforce its claims against Borrower, Guarantor, or any Subsidiary Guarantor: (i) declare all Commitments terminated, whereupon the Commitments of each Lender shall terminate immediately and any Facility Fee shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided, that, if an Event of Default specified in Section 8.7. shall occur, no notice shall be required before those matters set forth herein and in subpart (i) above shall be effective; (iii) may exercise all remedies under the Corporate Guaranty or any Subsidiary Guaranty; and (iv) may exercise any other rights or remedies available under the Credit Documents, at law or in equity.

                              ARTICLE IX. THE AGENT

         SECTION 9.1. APPOINTMENT OF AGENT.

         Each Lender hereby designates SunTrust as Agent to administer all matters concerning the Loans, to hold the Collateral for the benefit of the Lenders, and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Revolving Credit Note or Term Note by the acceptance of a Revolving Credit Note or Term Note shall be deemed irrevocably to authorize, the Agent to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees. The provisions of this Section
9.1. are



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solely for the benefit of Agent and Lenders, and the Borrower shall not have rights as a third party beneficiary of any provisions hereof.

         SECTION 9.2. NATURE OF DUTIES OF AGENT.

         The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be ministerial and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the other Credit Documents except as expressly set forth herein.

         SECTION 9.3. LACK OF RELIANCE ON THE AGENT.

                  (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Consolidated Companies in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Consolidated Companies, and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

                  (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Revolving Credit Notes, the Term Notes, the Corporate Guaranty, the Subsidiary Guaranties, or any other documents contemplated hereby or thereby, or the financial condition of the Consolidated Companies, or be required to make any inquiry concurring either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Corporate Guaranty, the Subsidiary Guaranties, or the other documents contemplated hereby or thereby, or the financial condition of the Consolidated Companies, or the existence or possible existence of any Default or Event of Default.

         SECTION 9.4. CERTAIN RIGHTS OF THE AGENT.

         If the Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement,



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the Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from the Required Lenders; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent's acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

         SECTION 9.5. RELIANCE BY AGENT.

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal counsel (including counsel for any Consolidated Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 9.6. INDEMNIFICATION OF AGENT.

         To the extent the Agent is not reimbursed and indemnified by the Consolidated Companies, each Lender will reimburse and indemnify the Agent, ratably according to the Applicable Commitment Percentage for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, including counsel fees and disbursements) or disbursements of any suits, costs, expenses (in kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

         SECTION 9.7. THE AGENT IN ITS INDIVIDUAL CAPACITY.

         With respect to its obligation to lend under this Agreement, the Loans made by it and the Revolving Credit Notes and Term Notes issued to it, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Revolving Credit Note and Term Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial, advisory, or other business with the Consolidated Companies or any Affiliate of the Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.



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         SECTION 9.8. HOLDERS OF NOTES.

         The Agent may deem and treat the payee of any of the Notes as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any of the Notes shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any promissory note or notes issued in exchange therefor.

         SECTION 9.9. SUCCESSOR AGENT.

                  (a) The Agent may resign at any time by giving written notice thereof to the Lenders and Borrower and may be removed at any time with or without cause by the Required Lenders; provided, however, the Agent may not resign or be removed until a successor Agent has been appointed and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent subject to Borrower's prior written approval. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent subject to Borrower's prior written approval, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000. In the event that the Agent is no longer a Lender hereunder, the Agent shall promptly resign as Agent.

                  (b) Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 9. shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

                            ARTICLE X. MISCELLANEOUS

         SECTION 10.1. NOTICES.

         All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Agent


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and Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received,
(ii) if given by mall, three (3) Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid,
(iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section provided that notices to the Agent shall not be effective until received.

         Any notice given to Borrower of a Default or Event of Default shall also be delivered to: Felix R. Dowsley, III, at Bass, Berry & Sims, Suite 2700, First American Center, Nashville, Tennessee 37238.

         SECTION 10.2. AMENDMENTS, ETC.

         No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Consolidated Company therefrom, shall in any event be effective under the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) waive any of the conditions specified in Section 4.1. or 4.2., (ii) increase the Commitments or other contractual obligations to Borrower under this Agreement, (iii) reduce the principal of, or interest on, the Notes or any fees hereunder, (iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees hereunder, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (vi) modify the definition of "Required Lenders," (vii) reduce any obligation owed under or release the Corporate Guaranty and any Subsidiary Guaranty (except as required under Section 6.10.(d). or (viii) modify this Section 10.2. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Agent under this Agreement or under any other Credit Document.

         SECTION 10.3. NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Agent, any Lender or any holder of a Note in exercising any right or remedy hereunder or under any other Credit Document, and no course of dealing between any Consolidated Company and the Agent, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent, any Lender, or the holder of any Note would otherwise have. No notice to or demand on any



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Consolidated Company not required hereunder or under any other Credit Document in any case shall entitle any Consolidated Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Lenders, or the holder of any Note to any other or further action in any circumstances without notice or demand.

         SECTION 10.4. PAYMENT OF EXPENSES, ETC.

         Borrower shall:

                        (i) whether or not the transactions hereby contemplated
                  are consummated, pay all reasonable, out-of-pocket costs and expenses of the Agent in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default or, upon the request of the Borrower, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Agent), and in the case of enforcement of this Agreement or any Credit Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and reasonable disbursements and charges of counsel), for any of the Lenders;

                        (ii) subject, in the case of certain Taxes, to the
                  applicable provisions of Section 3.9.(b), pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes and any other Credit Documents, any collateral described therein, or any payments due thereunder, and hold each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes; and

                        (iii) indemnify the Agent and each Lender, and their
                  respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or any Consolidated Company entering into and performing of the Agreement, the Notes, or the other Credit Documents, including, without limitation, the reasonable fees actually incurred and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, provided, however, Borrower shall not be obligated to



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                  indemnify, any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct;

                        (iv) without limiting the Indemnities set forth in
                  subsection (iii) above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Consolidated Company's ownership, operation, possession or control of its business, Property or facilities or before, on, or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Credit Document or any related documents.

If and to the extent that the obligations of Borrower under this Section 10.4. are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         SECTION 10.5. RIGHT OF SETOFF.

         In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, upon the occurrence and during the continuation of any Event of Default and whether or not such Lender or such holder has made any demand or any obligations under the Credit Documents have matured, have the right to appropriate and apply to the payment of any obligations hereunder and under the other Credit Documents, all deposits of any Consolidated Company (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or Property then or thereafter owing by such Lender or other holder to any Consolidated Company, whether or not related to this Agreement or any transaction hereunder.



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         SECTION 10.6. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS.

                  (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

                  (b) Any Lender may make, carry or transfer loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

                  (c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it and the Revolving Credit Notes and Term Notes held by it) to any Eligible Assignee; provided, however, that (i) the Agent and, except during the continuance of a Default or Event of Default, the Borrower must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is to an Affiliate of the assigning Lender, (ii) the amount of the Commitments of the assigning Lender subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Agent) shall not be less than an amount equal to $5,000,000 or greater integral multiplies thereof, and (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with the Revolving Credit Note or Revolving Credit Notes and Term Note or Term Notes subject to such assignment and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $3,000. Borrower shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Agent in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five
         (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments or Loans assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Commitment or Commitments or amount of its retained Loans. Such new Note or Notes shall be in aggregate and a principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

                  (d) Each Lender may, without the consent of the Borrower, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments in the Loans owing to it and the Notes held by it), provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in Article 4. of this Agreement, and (iv) Borrower and the Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Agreement. Any Lender selling a participation hereunder shall provide prompt written notice to Agent of the name of such participant.

                  (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower or the other Consolidated Companies furnished to such Lender by or on behalf of Borrower or any other Consolidated Company. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree not to disclose any of such information except as permitted by Section 10.15. hereof. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Lender, the Agent or Borrower relating to such confidential information unless otherwise properly disposed of by such entity.

                  (f) Any Lender may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

                  (g) If (i) any Taxes referred to in Section 3.9.(b) have been levied or imposed so as to require withholdings and reductions by the Borrower and payment by the Borrower of additional amounts to any Lender as a result thereof, (ii) or any Lender shall make demand for payment of any material additional amounts as compensation for increased costs pursuant to Section 3.11., or for its reduced rate of return pursuant to Section 4.16., or (iii) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement or the other Credit Documents requested by Borrower, then and in such event, upon request from the Borrower delivered to such Lender and the

         Agent, such Lender shall assign, in accordance with the provisions of
         Section 10.6.(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or an Eligible Assignee selected by the Borrower and consented to by the Agent in consideration for the payment by such assignee to the Lender of the principal of and interest on the outstanding Loans accrued to the date of such assignment and the assumption of such Lender's Total Commitment, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment.

         SECTION 10.7. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF TENNESSEE.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER COURT DOCUMENT, MAY BE BROUGHT IN ANY FEDERAL OR STATE COURT LOCATED IN DAVIDSON COUNTY, TENNESSEE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.

                  (c) THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RIGHT TO A TRIAL BY JURY, AND BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

                  (d) Nothing herein shall affect the right of the Agent, any Lender, any holder of a Note or any Consolidated Company to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

         SECTION 10.8. INDEPENDENT NATURE OF LENDERS' RIGHTS.

         The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         SECTION 10.9. COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         SECTION 10.10. EFFECTIVENESS; SURVIVAL.

                  (a) This Agreement shall become effective on the date (the "Effective Date") on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent pursuant to Section 10.1. or, in the case of the Lenders, shall have given to the Agent written (which may be delivered by facsimile) or telex notice (actually received) that the same has been signed and mailed to them.

                  (b) The obligations of Borrower under Sections 3.9.(b), 3.11., 3.13., 3.14., 3.17. and 10.4. hereof shall survive the payment in full of the Notes after the Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, and the execution and delivery of the Notes.

         SECTION 10.11. SEVERABILITY.

         In case any provision in or obligation under this Agreement or any other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 10.12. INDEPENDENCE OF COVENANTS.

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         SECTION 10.13. CHANGE IN ACCOUNTING PRINCIPLES, FISCAL YEAR OR TAX
LAWS.

         If (i) any preparation of the financial statements referred to in
Section 6.7. hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) result in a Material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (ii) there is any change in Borrower's fiscal quarter or fiscal year, or (iii) there is a Material change in federal tax laws which Materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement, Borrower and the Required Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

         SECTION 10.14. HEADINGS DESCRIPTIVE; ENTIRE AGREEMENT.

         The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

         SECTION 10.15. DISCLOSURE OF CONFIDENTIAL INFORMATION.

         The Agent and the Lenders agree to use their best efforts to hold in confidence and not disclose any confidential information (other than information
(i) which was publicly known from a source other than the Borrower or a Consolidated Company, at the time of disclosure (except pursuant to disclosure in connection with this Agreement), (ii) which subsequently becomes publicly known through no act or omission by them, or (iii) which otherwise becomes known to them, other than through disclosure by the Borrower or a Consolidated Company or by any other Person whom the Agent or such Lender has reason to believe disclosed such information in violation of or contrary to the confidentiality requirements or policies of the Borrower or a Consolidated Company) delivered or made available by or on behalf of the Borrower or any Consolidated Company to them (including without limitation any non-public information obtained pursuant to Section 6.5. or 7.7.) in connection with or pursuant to this Agreement which is proprietary in nature and clearly marked or labeled as being confidential information, provided that nothing herein shall prevent the Agent or any Lender from delivery of copies of any financial statements and other documents delivered to the Agent or such Lender, and disclosing any other information disclosed to the Agent or such Lender, by or on behalf of the Borrower or any Consolidated Company in connection with or pursuant to this Agreement to (i) the Agent's or such Lender's directors, officers, employees, agents and professional consultants, (ii) any other Lender, (iii) any Person to which such Lender offers to assign its Revolving Credit Notes or Commitments or any part thereof (which person agrees to be bound by the provisions of this Section 10.15), (iv) any Person to which such Lender sells or offers to sell a participation in all or any part of its Revolving Credit Notes or Commitments

(which Person agrees to be bound by the provisions of this Section 10.15), (v) any federal or state regulatory authority having jurisdiction over the Agent or such Lender, and (vi) any other person to which such delivery or disclosure may be necessary (a) to effect compliance with any law, rule, regulation or order applicable to the Agent or such Lender, (b) in response to any subpoena or other local process, (c) in connection with any litigation to which the Agent or such Lender is a party or (d) in order to protect such Lender's investment in its Revolving Credit Notes.

         SECTION 10.16. USURY.

         The parties to this Agreement intend to conform strictly to applicable usury laws as presently in effect. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the State of Tennessee), then, in that event, notwithstanding anything to the contrary in any Credit Document or agreement executed in connection with the indebtedness described herein, Borrower, Agent, and Lenders agree as follows: (i) the aggregate of all consideration that constitutes interest under applicable law which is contracted for, charged, or received under any of the Credit Documents or agreements, or otherwise in connection with the indebtedness described herein, shall under no circumstance exceed the maximum lawful rate of interest permitted by applicable law, and any excess shall be credited on the indebtedness by the holder thereof (or, if the indebtedness described herein shall have been paid in full, refunded to the Borrower); and (ii) in the event that the maturity of the indebtedness described herein is accelerated as a result of any Event of Default or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of interest permitted by applicable law, and excess interest, if any, for which this Agreement provides, or otherwise, shall be canceled automatically as of the date of such acceleration or prepayment and, if previously paid, shall be credited on the indebtedness described herein (or, if the indebtedness shall have been paid in full, refunded to the Borrower).

         SECTION 10.17. TIME IS OF THE ESSENCE.

         Time is of the essence is interpreting and performing this Agreement and all other Credit Documents.

         SECTION 10.18. CONSTRUCTION.

         Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the Court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party who itself or its agents prepared the same, it being agreed that Borrower, Agent, and Lenders and their respective agents have participated in the preparation hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Nashville, Tennessee by their duly authorized officers as of the day and year first above written.



                                            BORROWER:

                                            CHILDREN'S COMPREHENSIVE SERVICES,
                                            INC.

                                            By: /s/ Donald B. Whitfield
                                               --------------------------------

                                            Title: Vice President/CFO
                                                  -----------------------------
                                            Address for notice:

                                            3401 West End Avenue
                                            Suite 500
                                            Nashville, Tennessee 37203-1070
                                            Attn: Donald B. Whitfield

                       [Signatures Continued on Next Page]

                                              AGENT:

                                              SUNTRUST BANK, NASHVILLE, N.A.,
                                              as Agent

                                              By: /s/ Mark D. Mattson
                                                 ------------------------------

                                              Title: Vice President
                                                    ---------------------------
                                              Address for notice:
                                              201 Fourth Avenue North
                                              Nashville, Tennessee 37219





                       [Signatures Continued on Next Page]

                                       LENDERS:

                                       SUNTRUST BANK, NASHVILLE, N.A.

                                       By: /s/ Mark D. Mattson
                                          -------------------------------------

                                       Title: Vice President
                                             ----------------------------------

                                       Address for notice:

                                       201 Fourth Avenue North
                                       Nashville, Tennessee 37219

                                       Payment Office:

                                       201 Fourth Avenue North
                                       Nashville, Tennessee 37219

                                       Revolving Credit Commitment: $15,625,000
                                       Term Loan: $9,375,000
                                       Applicable Commitment Percentage: 62 1/2%






                       [Signatures Continued on Next Page]

                                       LENDERS:

                                       FIRST AMERICAN NATIONAL BANK

                                       By: /s/ Allison H. Jones
                                          -------------------------------------

                                       Title: Senior Vice President
                                             ----------------------------------
                                       Address for notice:

                                       First American Center
                                       Nashville, Tennessee 37238

                                       Payment Office:

                                       First American Center
                                       Nashville, Tennessee 37238

                                       Revolving Credit Commitment: $9,375,000
                                       Term Loan: $5,625,000
                                       Applicable Commitment Percentage: 37 1/2%

                                    EXHIBIT A

                          FORM OF REVOLVING CREDIT NOTE

U.S. $_____________                                         ___________ __, 1998
                                                            Nashville, Tennessee

         FOR VALUE RECEIVED, the undersigned CHILDREN'S COMPREHENSIVE SERVICES, INC., a Tennessee corporation (herein called the "Borrower"), hereby promises to pay to the order of_____________, a _______________ (herein together with any subsequent holder hereof, called the "Lender"), for the account of its applicable Lending Office, the lesser of (i) the principal sum of ___________ AND NO/100 UNITED STATES DOLLARS ($________) and (ii) the outstanding principal amount of the Advances made by the Lender to the Borrower as Revolving Loans pursuant to the terms of the Credit Agreement, referred to below, on the Maturity Date (as defined in the Credit Agreement). The Borrower likewise promises to pay interest on the outstanding principal amount of each such Advance, at such interest rates, payable at such times, and computed in such manner, as are specified for such Advance in the Credit Agreement in strict accordance with the terms thereof.

         The Lender shall record all Advances made pursuant to its Revolving Credit Commitment under the Credit Agreement and all payments of principal of such Advances and, prior to any transfer hereof, shall endorse such Advances and payments on the schedule annexed hereto and made a part hereof, or on any continuation thereof which shall be attached hereto and made a part hereof or on the books and records of the Lender, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that delay or failure of the Lender to make any such endorsement or recordation shall not affect the obligations of the Borrower hereunder or under the Credit Agreement with respect to the Advances evidenced hereby.

         Any principal or, to the extent not prohibited by applicable law, interest due under this Revolving Credit Note that is not paid on the due date therefor, whether on the Maturity Date, whether or not resulting from the acceleration of maturity upon the occurrence of an Event of Default, shall bear interest from the date due to payment in full at the rate as provided in Section 3.3.(b) of the Credit Agreement.

         All payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds at the Payment Office of the Agent specified in the Credit Agreement.

         This Revolving Credit Note is issued pursuant to, and is one of the Revolving Credit Notes referred to in, the Credit Agreement dated as of December ________, 1998 among the Borrower, SunTrust Bank, Nashville, N.A., individually and as Agent, and the other lenders set forth on the signature pages thereof (as the same may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement") and each assignee thereof becoming a "Lender" as provided therein, and the Lender is and shall be entitled to all benefits thereof and all Credit Documents executed and delivered to the Lenders or the Agent in connection therewith. Terms defined in the Credit Agreement are used herein with the same meanings. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

         The Borrower agrees to make payments of principal on the Advances outstanding hereunder as Revolving Loans on the dates and in the amounts specified in the Credit Agreement for such Advances in strict accordance with the terms thereof.

         This Revolving Credit Note may be prepaid in whole or in part strictly in accordance with the terms and conditions of the Credit Agreement.

         In case an Event of Default shall occur and be continuing, the principal of and all accrued interest on this Revolving Credit Note may automatically become, or be declared, due and payable in the manner and with the effect provided in the Credit Agreement. The Borrower agrees to pay, and save the Lender harmless against any liability for the payment of, all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees actually incurred, arising in connection with the enforcement by the Lender of any of its rights under this Revolving Credit Note or the Credit Agreement.

         THIS REVOLVING CREDIT NOTE HAS BEEN EXECUTED AND DELIVERED IN TENNESSEE AND THE RIGHTS AND OBLIGATIONS OF THE LENDER AND THE BORROWER HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF TENNESSEE.

         The Borrower expressly waives any presentment, demand, protest or notice in connection with this Revolving Credit Note, now or hereafter required by applicable law. TIME IS OF THE ESSENCE OF THIS REVOLVING CREDIT NOTE.

         IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Note to be executed and delivered under seal by its duly authorized officers as of the date first above written.


                                       CHILDREN'S COMPREHENSIVE
                                       SERVICES, INC.

                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                       ADVANCES AND PAYMENTS OF PRINCIPAL


                                                                   Last Day of
                 Amount                         Amount of          Applicable
                  Of            Interest        Principal           Interest           Notation
   Date         Advance           Rate           Prepaid             Period            Made By
   ----         -------           ----           -------             ------            -------











                                    EXHIBIT B

                                FORM OF TERM NOTE

$                                                                         , 1998
 -----------------                                          --------  ----
                                                            Nashville, Tennessee

         FOR VALUE RECEIVED, the undersigned, CHILDREN'S COMPREHENSIVE SERVICES, INC., a Tennessee corporation ("Borrower"), promises to pay to the order of ___________________________________________________, a _______________________
_________________ ("herein together with any subsequent holder hereof, called the "Lender") , for the account of its applicable Lending Office, the principal sum of _______________________________________ ($____________), together with interest at the fixed rate of interest equal to 7.26% per annum.

         This Term Note shall be payable as follows: (a) commencing on the last day of January, 1999 and on the last day of each consecutive April, July, October, and January through and including July 31, 2005, the Borrower shall pay to the Lender an amount equal to all accrued interest, (b) commencing January 31, 2002 and on the last day of each consecutive April, July, October, and January, through and including July 31, 2005, the Borrower shall pay to the Lender the principal payments depicted on Schedule A attached hereto, and (c) on October 31, 2005 (the "Maturity Date") this Note shall mature, and the Borrower shall pay to the Lender an amount equal to all outstanding principal, plus all then accrued interest.

         Any principal or, to the extent not prohibited by applicable law, interest due under this Term Note that is not paid on the due date thereof, whether on the Maturity Date, whether or not resulting from the acceleration of maturity upon the occurrence of an Event of Default, shall bear interest from the due date to payment in full at the rate as provided in Section 3.5.(b) of the Credit Agreement.

         All payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds at the Payment Office of the Agent specified in the Credit Agreement.

         This Term Note is issued pursuant to, and is one of the Term Notes referred to in, the Credit Agreement dated as of _________________, 1998, among the Borrower, SunTrust Bank, Nashville, N.A., individually and as Agent, and the other lenders set forth on the signature pages thereof (as the same may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement") and each assignee thereof becoming a "Lender" as provided therein, and the Lender is and shall be entitled to all benefits thereof and all Credit Documents executed and delivered to the Lenders or the Agent in connection therewith. Terms defined in the Credit Agreement are used herein with the same meanings. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

         This Term Note may not be prepaid in whole or in part except in accordance with the terms and conditions of the Credit Agreement.

         In case an Event of Default shall occur and be continuing, the principal of and all accrued interest on this Term Note may automatically become, or be declared, due and payable in the manner and with the effect provided in the Credit Agreement. The Borrower agrees to pay, and save the Lender harmless against any liability for the payment of, all reasonable out-of-pocket costs and expenses, including reasonable attorneys, fees actually incurred, arising in connection with the enforcement by the Lender of any of its rights under Term Note or the Credit Agreement.

         THIS TERM NOTE HAS BEEN EXECUTED AND DELIVERED IN TENNESSEE AND THE RIGHTS AND OBLIGATIONS OF THE LENDER AND THE BORROWER HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF TENNESSEE.

         The Borrower expressly waives any presentment, demand, protest or notice in connection with this Term Note, now or hereafter required by applicable law. TIME IS OF THE ESSENCE OF THIS TERM NOTE.

         IN WITNESS WHEREOF, the Borrower has caused this Term Note to be executed and delivered under seal by its duly authorized officers as of the date first above written.

                                        CHILDREN'S COMPREHENSIVE
                                        SERVICES, INC.


                                        By:
                                             -----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                             SCHEDULE A TO TERM NOTE



DATE                                                AMOUNT OF PRINCIPAL PAYMENT
----                                                ---------------------------

January 31, 2002
April 30, 2002
July 31, 2002
October 31, 2002
January 31, 2003
April 30, 2003
July 31, 2003
October 31, 2003
January 31, 2004
April 30, 2004
July 31, 2004
October 31, 2004
January 31, 2005
April 30, 2005
July 31, 2005
October 31, 2005

                                    EXHIBIT C

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

         THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment Agreement") is dated as of the _____ day of _____________, 1998 (the "Effective Date"), between______________________________("Assignor")and___________________________
("Assignee"). The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as amended, modified and/or restated from time to time, is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases, accepts and assumes from the Assignor, all interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the Applicable Commitment Percentage specified in Item 3 of Schedule 1 relating to the facilities listed in Item 3 of Schedule 1 and the other Loan Documents (as such term is defined in the Credit Agreement) (herein, the "Loan Documents").

         3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the date set forth in the preamble. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Credit Agreement and related Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

         4. PAYMENT OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to its Revolving Credit Commitment and Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

         5. REPRESENTATIONS OF THE ASSIGNOR. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by or against the Assignor.

         6. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) represents that it is acquiring its interest in the Revolving Credit Commitment and Loans (including the Revolving Loans and the Term Loans) in connection therewith for its own account for investment purposes and not with a view to further distribution thereof, (iv) agrees that it shall require any proposed assignee to furnish similar representations to the Agent; (v) represents that it has total assets in excess of $1,000,000,000; (vi) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (vii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender, (viii) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1; and (ix) attaches two duly completed copies of the United States Internal Revenue Service Form 1001 or 4224, as applicable, or successor applicable form, as the case may be, certifying that Assignee is entitled to receive payments under the Credit Agreement, and the other Loan Documents without deduction or withholding of any United States federal income taxes, and of Internal Revenue Service Form W-8 or W-9, as applicable, or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax.

         7. ENTIRE AGREEMENT, ETC. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof. The Agent and the Borrower are third-party beneficiaries of this Assignment Agreement.

         8. GOVERNING LAW. This Assignment Agreement shall be governed by the laws of the State of Tennessee.

         9. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

ASSIGNEE:                                ASSIGNOR:



By:                                      By:
   ---------------------------------         -----------------------------------

Title:                                   Title:
       -----------------------------            --------------------------------

                                   SCHEDULE 1

                             TO ASSIGNMENT AGREEMENT

1.       Description and Date of Credit Agreement:

         Credit Agreement dated as of _____________ ______, 1998 by and among Children's Comprehensive Services, Inc., the Lenders party thereto, and SunTrust Bank, Nashville, N.A., as Agent

2.       Date of Assignment Agreement: ____________, 19____


3.       Amounts (As of Date of Item 2 above):

         a.       Total Commitments (Loans)
                  under Credit Agreement:                            $40,000,000


         b.       Assignee's Applicable Commitment
                  Percentage purchased under the
                  Assignment Agreement                                _________%

4.       Assignee's Applicable Commitment and Loan
         Amount Purchased Hereunder:                               $____________

5.       Effective Date:                                     __________, 19_____

Accepted and Agreed:

ASSIGNEE:                                ASSIGNOR:

By:                                      By:
   ---------------------------------         -----------------------------------

Title:                                   Title:
       -----------------------------            --------------------------------

                            ATTACHMENT TO SCHEDULE 1

                             TO ASSIGNMENT AGREEMENT

                           Assignee Notice Information

Notice:                    Institution Name:
                                             -----------------------------------
Address:                                     -----------------------------------
                                             -----------------------------------
                                             -----------------------------------

Payment Instructions:                        Wire payment to ___________________
                                             ___________________ for the account
                                             of________________________________,
                                             Account No. _____________

Lending Office:
                                             -----------------------------------
                                             -----------------------------------


Address of Agent:                            SunTrust Bank, Nashville, N.A.,
                                               Agent
                                             201 Fourth Avenue North
                                             Nashville, Tennessee 37219
                                             Attn:  ____________________________

Wiring Instructions                          Wire payment to ___________________
from Assignee to                             for the account of SunTrust Bank,
Nashville, N.A., Agent,
Agent:                                       account no.________________________

                                  ATTACHMENT 1

                             TO ASSIGNMENT AGREEMENT

                              NOTICE OF ASSIGNMENT

                                                         _______________, 19____

To: Children's Comprehensive Services, Inc.

__________________________________________

__________________________________________

__________________________________________





Attn:  _____________________

         and

SunTrust Bank, Nashville, N.A., Agent
P.O. Box 305110
201 Fourth Avenue, North
Nashville, Tennessee  37230-5110
Attn: ______________________

From:    ______________________________ (the "Assignor")
         ______________________________ (the "Assignee")

         (1) We refer to that certain Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein or in such consent shall have the meanings attributed to them in the Credit Agreement.

         (2) The Assignor and the Assignee have entered into an Assignment and Acceptance, dated as of __________, 19_____ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the Applicable Commitment Percentage specified in Item 3 of Schedule 1 relating to the facilities listed in Item 3 of Schedule 1, including, without limitation, all of Assignor's interest in the Loans and Commitments related thereto (including without limitation the Revolving Loans and Term Loans).

         (3) The Assignee, by signing below, represents to SunTrust Bank, Nashville, N.A., as Agent ("Agent") and to the Borrower that Assignee is an "Eligible Assignee" as such term is defined in the Credit Agreement, that the Assignment complies with all provisions of Section 10.6. of the Credit Agreement, and that Assignee is a commercial bank organized under the laws of the United States and has total assets in excess of $1,000,000,000.

         (4) Assignee represents to Agent and Borrower that Assignee is acquiring its interest in the Revolving Credit Commitment and Loans in connection therewith for its own account for investment purposes and not with a view to further distribution thereof, and agrees that it shall require any proposed assignee to furnish similar representations to the Agent and the Borrower. By executing this Notice below, Assignee agrees that it shall be deemed to make all representations of a Lender contained in, and shall be bound by all duties and obligations of a Lender contained in the Credit Agreement.

         (5) The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 2 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

         (6) If Revolving Credit Notes and/or Term Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Revolving Credit Notes or, as appropriate, replacement notes, to the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Revolving Credit Notes and Term Notes received by it from the Borrower upon its receipt of new Revolving Credit Notes and Term Notes in the appropriate amount.

         (7) The Assignee advises the Agent that notice and payment instructions are set forth in the Attachment to Schedule 1.

         (8) Each party consenting to the Assignment in the space indicated below hereby releases the Assignor from any obligations to it which have been assigned to the Assignee.

ASSIGNOR:                                ASSIGNEE:


------------------------------------     ---------------------------------------

By:                                      By:
   ---------------------------------         -----------------------------------

Title:                                   Title:
       -----------------------------            --------------------------------

ACKNOWLEDGED BY AND                      ACKNOWLEDGED BY AND
CONSENTED TO                             CONSENTED TO

SUNTRUST BANK, NASHVILLE, N.A.,          CHILDREN'S COMPREHENSIVE
AGENT                                    SERVICES, INC.

By:                                      By:
   ---------------------------------         -----------------------------------

Title:                                   Title:
       -----------------------------            --------------------------------

                                    EXHIBIT D

                          [FORM OF] SUBSIDIARY GUARANTY

         THIS SUBSIDIARY GUARANTY (this "Guaranty") is made as of the ____ day of __________________, 1998 by CHILDREN'S COMPREHENSIVE SERVICES OF CALIFORNIA, INC. d/b/a Advocate Schools, a California corporation (the "Guarantor") in favor of SUNTRUST BANK, NASHVILLE, N.A., Agent for the ratable benefit of the Lenders, under the Credit Agreement referred to below;

                                   WITNESSETH:

         WHEREAS, Children's Comprehensive Services, Inc., a Tennessee corporation (the "Borrower"), the lenders listed therein (the "Lenders"), and SunTrust Bank, Nashville, N.A. as Agent (the "Agent"), have entered into that certain Credit Agreement dated as of __________ ___, 1998 (as the same may have been or may hereafter be amended or supplemented from time to time, the "Credit Agreement") providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrower;

         WHEREAS, it is a requirement of Section 6.10. of the Credit Agreement that each Subsidiary Guarantor shall execute and deliver this Guaranty whereby each Subsidiary Guarantor shall guarantee the payment when due of principal, interest and other amounts that shall be at any time payable by the Borrower under the Credit Agreement, the Notes and the other Credit Documents; and

         WHEREAS, in consideration of the financial and other support that the Borrower provided, and such financial and other support as the Borrower may in the future provide, to the Guarantor, the Guarantor is willing to guarantee the obligations of the principal under the Credit Agreement, the Notes, and the other Credit Documents.

         NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein the respective meanings provided for therein.

         SECTION 2. Representations and Warranties. Guarantor represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Borrowing under the Credit Agreement) that:

         (a) It (i) is a corporation duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation; (ii) has all requisite power, and has all Material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Materially Adverse Effect.

         (b) It has all necessary power and authority to execute, deliver and perform its obligations under this Guaranty; the execution, delivery and performance of this Guaranty have been duly authorized by all necessary organizational action; and this Guaranty has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

         (c) Neither the execution and delivery by it of this Guaranty nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, organizational documents or any Material applicable law or regulation or any order, writ, injunction or decree of any court or governmental authority or agency, or any Material Contractual Obligation to which it is a party or by which it is bound or to which it is subject, or constitute a default under any such Material Contractual Obligation, or result in the creation or imposition of any Lien upon any of its revenues or assets pursuant to the terms of any such Material Contractual Obligation.

         SECTION 2.02 Covenants. Guarantor covenants that so long as any amount is due and owing under the Term Notes and so long as any Lender has any Commitment outstanding under the Credit Agreement or any amount payable under the Credit Agreement or any of the Notes shall remain unpaid, that it will, and, if necessary, will enable the Borrower to fully comply with those covenants and agreements set forth in the Credit Agreement (including, without limitation, Articles 6 and 7 thereof).

         SECTION 3. The Guaranty. Guarantor hereby unconditionally guarantees, the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each of the Notes issued by the Borrower pursuant to the Credit Agreement, and the full and punctual payment of all other amounts payable by the Borrower under the Credit Agreement and the other Credit Documents including, without limitation, the Obligations (all of the foregoing, including without limitation, interest accruing or what would have accrued after the filing of a petition in bankruptcy or other insolvency proceeding, being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Borrower to pay punctually any such amount, Guarantor agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement, the Notes or the relevant Credit Document, as the case may be. Guarantor acknowledges and agrees that this is a guarantee of payment when due, and not of collection, and that this Guaranty may be enforced up to the full amount of the Guaranteed Obligations without proceeding against the Borrower, any other Subsidiary Guarantor, any security for the Guaranteed Obligations, or against any other Person that may have liability on all or any portion of the Guaranteed Obligations. The Guarantor's obligations under this Guaranty and the obligations of any other Subsidiary Guarantor under a Subsidiary Guaranty, are joint and several.

         SECTION 4. Guaranty Unconditional. The obligations of Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under the Credit Agreement, any of the Notes, or any other Credit Document, by operation of law or otherwise or any obligation of any other guarantor of any of the Obligations;

                  (ii) any modification or amendment of or supplement to the Credit Agreement, any of the Notes, or any other Credit Document;

                  (iii) any release, nonperfection or invalidity of any direct or indirect Collateral and security for any obligation of the Borrower under the Credit Agreement, any of the Notes, any Credit Document, or any obligations of any other guarantor of any of the Obligations;

                  (iv) any change in the existence, structures or ownership of the Borrower or any other guarantor of any of the Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, or any other guarantor of the Obligations, or its assets or any resulting release or discharge of any obligation of the Borrower, or any other guarantor of any of the Obligations;

                  (v) the existence of any claim, setoff, or other rights which any Subsidiary Guarantor may have at any time against the Borrower, any other guarantor of any of the Obligations, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                  (vi) any invalidity or unenforceability relating to or against the Borrower, or any other guarantor of any of the Obligations, for any reason related to the Credit Agreement, any other Credit Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other guarantor of the Obligations, of the principal of or interest on any of the Notes or any other amount payable by the Borrower under the Credit Agreement, the Notes, or any other Credit Document; or

                  (vii) any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Obligations, the Agent, any Lender, or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable, discharge of any Guarantor's obligations hereunder.

         SECTION 5. Discharge Only Upon Payment In Full, Reinstatement In Certain Circumstances. Guarantor's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any of the Notes or any other amount payable by the Borrower or any other party under the Credit Agreement or any other Credit Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         SECTION 6. Waiver of Notice. Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of the Obligations, or any other Person.

         SECTION 7. Judgment Currency.

         (a) Guarantor shall pay all amounts due hereunder in U.S. Dollars, and such obligations hereunder to make payments in U.S. Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than U.S. Dollars, except to the extent that such tender or recovery results in the effective receipt by the Lenders and the Agent of the full amount of U.S. Dollars expressed to be payable under this Guaranty or the Credit Agreement. If for the purpose of obtaining or enforcing against Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than U.S. Dollars (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in U.S. Dollars, the conversion shall be made, and the currency equivalent determined, in each case, as on the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

         (b) If there is a change in the rate of exchange between the Judgment Currency Conversion Date and the date of actual payment of the amounts due, the Guarantor covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to insure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

         (c) For purposes of determining the currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of U.S. Dollars.

         (d) The currency equivalent of U.S. Dollars shall mean, with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as quoted by the Agent at approximately 11:00 a.m. (Nashville, Tennessee time) on the date of determination thereof specified herein or, if the date of determination thereof is not otherwise specified herein, on the date two (2) Business Days prior to such determination.

         SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement, any of the Notes or any other Credit Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any of the Notes or any other Credit Document shall nonetheless be payable by Guarantor hereunder forthwith on demand by the Agent made at the request of the Required Lenders.

         SECTION 9. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of Section 10.1. of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such in each case given or addressed as aforesaid.

         SECTION 10. No Waivers. No failure or delay by the Agent or any Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, the Notes, and the other Credit Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 11. Successors and Assigns. This Guaranty is for the benefit of the Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, the Notes, or the other Credit Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon Guarantor and its successors and permitted assigns.

         SECTION 12. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by Guarantor and the Agent with the consent of the Required Lenders.

         SECTION 13. GOVERNING LAW; SUBMISSION TO JURISDICTION WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE. GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF TENNESSEE AND OF ANY TENNESSEE STATE COURT SITTING IN NASHVILLE, TENNESSEE AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER CREDIT DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. GUARANTOR, AND THE AGENT AND THE LENDERS ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 14. Taxes, etc. All payments required to be made by Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof, provided, however, that if Guarantor is required by law to make such deduction or withholding, such Guarantor shall forthwith pay to the Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Agent or any Lender as applicable, equaling the full amount which would have been received by the Agent or any Lender, as applicable, had no such deduction or withholding been made.

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed by its authorized officers as of the day and year first above written.

                                        GUARANTOR:


                                        CHILDREN'S COMPREHENSIVE SERVICES OF
                                        CALIFORNIA, INC. d/b/a Advocate Schools


                                        By:
                                             -----------------------------------
                                        Title:
                                               ---------------------------------


                                        ADDRESS FOR NOTICES:

                                        ----------------------------------------
                                        ----------------------------------------

                                        Telecopier No.:
                                                       -------------------------

ACCEPTED BY:

SUNTRUST BANK, NASHVILLE, N.A.,
         AGENT for Lenders

By:
     -----------------------------------
Title:
       ---------------------------------

                          EXHIBIT E TO CREDIT AGREEMENT

                               NOTICE OF BORROWING


VIA FAX (615)
ATTN:_______________________________
SunTrust Bank, Nashville, N.A., Agent
201 Fourth Avenue North
P.O. Box 305110
Nashville, Tennessee 37230-5110

                             Date: __________, ____

Re: Credit Agreement dated ___________________ _______, 1998 by and among CHILDREN'S COMPREHENSIVE SERVICES, INC. (the "Borrower"), the Lenders listed therein, and SunTrust Bank, Nashville, N.A., as Agent (as may be amended from time to time, the "Credit Agreement")

         This Borrowing Request is made by the Borrower pursuant to Section 3.1.(a)(i) of the Credit Agreement. Capitalized terms not otherwise defined in this Notice of Borrowing have the same meaning as in the Credit Agreement. The individual signing this request certifies that (i) he or she is an individual authorized by the Borrower to submit this Notice of Borrowing to the Agent pursuant to the Credit Agreement, (ii) the undersigned hereby irrevocably gives notice of and requests, pursuant to Section 3.1.(a)(i) of the Credit Agreement, a Borrowing under the Revolving Loans (the "Proposed Borrowing"), and (iii) the amount of the Proposed Borrowing is available to the Borrower pursuant to the Credit Agreement. The information below is true and correct as of the date of this Notice of Borrowing and relates to the Revolving Loans described in the Credit Agreement and the Proposed Borrowing:

         a.   Current principal amount outstanding under the Revolving Loans:   $
                                                                                -----------------
         b.   Current/aggregate face amount of outstanding Letters of Credit:   $
                                                                                -----------------
         c.   Available Amount [$25,000,000 minus (a) and (b)]:                 $
                                                                                -----------------


         1.   AMOUNT OF PROPOSED BORROWING:                                     $
                                                                                -----------------
         2.   DATE OF PROPOSED BORROWING:

         3.   WILL THE PROPOSED BORROWING BE A BASE RATE ADVANCE?:

         4.   WILL THE PROPOSED BORROWING BE A EURODOLLAR ADVANCE?:_________

         5.   IF PROPOSED BORROWING IS A EURODOLLAR ADVANCE, THE APPLICABLE
              INTEREST PERIOD IS _________ MONTH/MONTHS WITH A MATURITY DATE
              OF ____________.

         Borrowing Requests for Eurodollar Advances must be given three (3) Business Days prior to the Proposed Borrowing. All Borrowing Requests received after 11:00 A.M. shall be deemed received on the next Business Day.

         6.(a) DEPOSIT PROCEEDS OF BORROWING INTO THE BORROWER'S ACCOUNT MAINTAINED WITH AGENT:
                  (CHECK IF APPLICABLE)

         OR

           (b)    WIRE TRANSFER PROCEEDS OF BORROWING ACCORDING TO THE FOLLOWING
                  INSTRUCTIONS:

                  ABA No.
                         -------------------------------------------------------
                  Account No.
                              --------------------------------------------------
                  Name of Bank:
                                ------------------------------------------------
                  Customer Reference:
                                     -------------------------------------------
                  Other Information:
                                    --------------------------------------------

                  --------------------------------------------------------------

         In connection with the Proposed Borrowing, the undersigned represents on the date hereof and on the date of the Proposed Borrowing (a) it has not obtained knowledge that there exists any Default or Event of Default and (b) all representations and warranties by the Borrower contained in the Credit Agreement are true and correct in all Material respects.

Very truly yours,

CHILDREN'S COMPREHENSIVE SERVICES, INC.


By:
     -----------------------------------
Title:
       ---------------------------------

                                    EXHIBIT F

                         CONTINUATION/CONVERSION NOTICE

VIA FAX
ATTN: __________________________________
SunTrust Bank, Nashville, N.A., as Agent
201 Fourth Avenue North
P.O. Box 305110
Nashville, Tennessee 37230-5110

                             Date: __________, ____

         Re: Credit Agreement dated _________________ ___, 1998 by and among CHILDREN'S COMPREHENSIVE SERVICES, INC., (the "Borrower"), the Lenders recited therein, and SunTrust Bank, Nashville, N.A., as Agent (as may be amended from time to time, the "Credit Agreement")

         Capitalized terms not otherwise defined in this Continuation/Conversion Notice have the same meaning as in the Credit Agreement. The individual signing this request certifies that (i) he or she is an individual authorized by the Borrower to submit Continuation/Conversion Notices to the Agent pursuant to the Credit Agreement and (ii) the undersigned hereby irrevocably gives notice of and requests, pursuant to Section 3.1.(b) of the Credit Agreement, the continuation or conversion of a Borrowing under the Credit Agreement (the "Continued/Converted Borrowing").

6.       IDENTIFICATION OF EXISTING LOAN TO BE CONTINUED/CONVERTED:
                                                                     Amount

         Base Rate Advance                                    $
                                                               -----------------
         Eurodollar Advance - expiring                        $
                                       --------------          -----------------

7.       DATE A CONTINUED/CONVERTED ADVANCE IS TO
         BECOME EFFECTIVE:                                     -----------------

8.      (a) INTEREST PERIOD for EURODOLLAR ADVANCE CONTINUED/CONVERTED
            BORROWING (indicate one):
            [ ] one (1) month period
            [ ] two (2) month period
            [ ] three (3) month period
            [ ] six (6) month period

         (b)      MATURITY DATE: ___________________

         In connection with the Continued/Converted Borrowing the undersigned represents on the date hereof and on the date of the Continued/Converted Borrowing (a) there exist no Default or Event of Default and (b) all representations and warranties by the Borrower contained in the Credit Agreement are true and correct in all Material respects.

Very truly yours,

BORROWER:

CHILDREN'S COMPREHENSIVE SERVICES, INC.


By:
     -----------------------------------
Title:
       ---------------------------------

                                    EXHIBIT G

                               CLOSING CERTIFICATE

         The undersigned, being the __________________ of CHILDREN'S COMPREHENSIVE SERVICES, INC., a Tennessee corporation (the "Borrower"), hereby gives this certificate to induce SUNTRUST BANK, NASHVILLE, N.A., as agent for itself and the other Lenders (in such capacity, the "Agent") and each of the other Lenders, to consummate certain financial accommodations with the Borrower pursuant to the terms of the Credit Agreement dated as of even date herewith (the "Credit Agreement"). Capitalized terms used herein and not defined herein have the same meanings assigned to them in the Credit Agreement.

     The undersigned hereby certifies to the Agent and the Lenders that:

         1. In his/her aforesaid capacity as the ____________________ of the Borrower, [he/she] has knowledge of the business and financial affairs of the Borrower sufficient to issue this certificate and is authorized and empowered to issue this certificate for and on behalf of the Borrower.

         2. All representations and warranties contained in the Credit Agreement are true and correct in all Material respects on and as of the date hereof.

         3. After giving effect to the Loans to be made to the Borrower pursuant to the Credit Agreement on the date hereof, no Default or Event of Default has occurred and is continuing.

         4. Since the date of the audited financial statements of the Consolidated Companies described in Section 5.14. of the Credit Agreement, there has been no change which has had or is reasonably likely to have a Materially Adverse Effect.

         5. Except as may be described on Schedule 5.5. of the Credit Agreement, no action or proceeding has been instituted or is pending before any court or other governmental authority, or, to the knowledge of any of the Consolidated Companies, threatened (i) which is reasonably likely to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more Consolidated Companies' ownership or operation of any portion of its businesses or assets, where such portion or portions of such businesses or assets, as the case may be, constitute a Material portion of the total businesses or assets of the Consolidated Companies.

         6. The Advances to be made on the date hereof are being used solely for the purposes provided in the Credit Agreement, and such Advances and use of proceeds thereof will not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority, applicable to the Borrower or any of the Consolidated Companies.

         7. The conditions precedent set forth in Sections 4.1. and 4.2. of the Credit Agreement have been of will be satisfied (or have been pursuant to the terms of the Credit Agreement) prior to or concurrently with the making of the Loam under the Credit Agreement on the date hereof.

         8. The execution, delivery and performance by any of the Consolidated Companies of the Credit Documents will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations.

         9. The Borrower has the corporate power and authority to make, deliver and perform the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. No consents or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery, or performance by the Borrower, or the validity or enforceability against any Borrower, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained.

         IN WITNESS WHEREOF, the undersigned has executed this certificate in his/her aforesaid capacity as of this ___ day of _____________________, 1998.



                                        By:
                                             -----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT H





________________ ______, 1998


SunTrust Bank, Nashville, N.A.,
         as Agent and Lender
201 Fourth Avenue North
Nashville, TN 37219

Ladies and Gentlemen:

         We are counsel to Children's Comprehensive Services, Inc. (the "Borrower") and its subsidiaries (collectively, the "Consolidated Companies"), and have acted as counsel to the Consolidated Companies in connection with a Credit Agreement dated as of ____, 1998, by and among Children's Comprehensive Services, Inc. and SunTrust Bank, Nashville, N.A., as Agent and Lender (the "Agreement"). This Opinion Letter is provided to you pursuant to Section 4.1.(k) of the Agreement. Unless separately defined, all terms used in this Opinion Letter which are defined in the Agreement shall have the meaning ascribed to them therein.

         In so acting, we have considered such matters of law and of fact, and relied upon such certificates and other information furnished to us, as we have deemed appropriate as a basis for our opinion set forth below.

         For the purpose of giving this opinion, we have examined executed copies of each of the following documents delivered by the Borrower and the Consolidated Companies to the Agent and the Lenders pursuant to the requirements of the Credit Agreement (collectively, the "Credit Documents").

         (1)      the Credit Agreement; and
         (2)      the Credit Documents.

         Based on the foregoing, we are of the opinion that:

         (1) The Consolidated Companies have been duly incorporated and are validly existing as corporations in good standing under the laws of their jurisdictions of incorporation; the Consolidated Companies are duly qualified to do business as foreign corporations and are in good standing in all other jurisdictions where the ownership or leasing of properties or the conduct of their business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a Material Adverse Effect on the Consolidated Companies taken as a whole;

SunTrust Bank, Nashville, N.A.
_____________ ____, 1998
Page 2


         (2) The Consolidated Companies have full right, power and authority to enter into the Credit Documents to which they are a party; and the Credit Documents have been duly and validly authorized by all necessary corporate action by the Consolidated Companies. The execution and performance of the Credit Documents and the consummation of the transactions contemplated therein will not conflict with, result in the breach of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to us to which the Consolidated Companies or any of their property may be bound or affected, or violate any of the provisions of the Articles of Incorporation or Bylaws of the Consolidated Companies or, so far as is known to us, violate any statute, judgment, decree, order, rule or regulation of any court or government body having jurisdiction over the Consolidated Companies;

         (3) The Consolidated Companies are not in violation of their Articles of Incorporation or Bylaws and to the best of our knowledge, the Consolidated Companies are not in breach of or default with respect to any provision of any agreement, mortgage, deed of trust, lease, loan agreement, security agreement, license, indenture, permit or other instrument known to us to which the Consolidated Companies are a party or by which it or any of their properties may be bound or affected, except where such default would not have a Materially Adversely Effect on the Consolidated Companies; and, to the best of our knowledge, the Consolidated Companies, are in compliance with all laws, rules, regulations, judgments, decrees, orders and statutes of any court or jurisdiction to which they are subject, except where noncompliance would not have a Materially Adversely Effect on the Consolidated Companies taken as a whole;

         (4) To the best of our knowledge and except as reflected on Schedule
5.5. to the Agreement, there are no legal actions, suits or governmental proceedings pending or threatened before any court or governmental agency, authority or body which, if determined adversely to the Consolidated Companies would individually or in the aggregate have a Material Adverse Effect on the financial position of the Consolidated Companies, taken as a whole (other than legal actions, suits or claims pending or threatened and fully covered by the Consolidated Companies' insurance as to which we do not express any opinion);

         (5) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance of the Credit Documents; and,

         (6) The Credit Documents have been duly executed and delivered, as applicable, by the Consolidated Companies and constitute legal, valid and binding

SunTrust Bank, Nashville, N.A.
_____________ ____, 1998
Page 3



obligations of the Consolidated Companies enforceable in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally.

         This Opinion Letter is furnished solely for your benefit. The information set forth herein is as of the date of this letter, except as otherwise noted, and we disclaim any undertaking to advise you of changes which thereafter may be brought to our attention. The Consolidated Companies do not intend for this letter to waive the attorney-client privilege or the attorney-work product privilege with respect to any of its files.

         This Opinion Letter may be relied upon by the Agent and any approved Lenders from time to time, only in connection with the Agreement and the consummation of the transactions contemplated thereby, and may not be used or relied upon by any other person for any purpose whatsoever, other than in connection with regulatory requirements or in response to a court order, without, in each instance, our prior written consent.

[INSERT CUSTOMARY QUALIFICATIONS
AND ASSUMPTIONS]

                                                    Respectfully,



                                                    [NAME OF BORROWER'S COUNSEL]

                                    EXHIBIT I

                        [FORM OF] COMPLIANCE CERTIFICATE

                                     [Date]

SunTrust Bank, Nashville, N.A., Agent
201 Fourth Avenue North
Nashville, Tennessee 37219

Ladies and Gentlemen:

         The undersigned, CHILDREN'S COMPREHENSIVE SERVICES, INC. (the "Borrower"), refers to the Credit Agreement dated as of December 1, 1998 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the financial institutions party thereto as Lenders, and SunTrust Bank, Nashville, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meaning's assigned to such terms in the Credit Agreement.

         Pursuant to Section 6.7.(c) of the Credit Agreement, the Borrower hereby certifies that the computations set forth in the Attachment to Compliance Certificate attached hereto are true and accurate computations of the ratios and other items required to be so computed pursuant to the Credit Agreement.

         The Borrower further certifies that (i) the Borrower is in compliance with such covenants, (ii) that no Default or Event of Default has occurred and is continuing, (iii) the representations and warranties set forth in Article 5 of the Credit Agreement are true and correct in all Material respects as of the date hereof and (iv) no change has occurred in the financial condition of the Borrower and the Consolidated Companies, taken as a whole, since the Closing Date which has had or is reasonably likely to have a Materially Adverse Effect.

                                        CHILDREN'S COMPREHENSIVE
                                        SERVICES, INC.

                                        By:
                                             -----------------------------------
                                        Title:
                                               ---------------------------------

                      ATTACHMENT TO COMPLIANCE CERTIFICATE

         A. Section 7.1.(a)/Funded Debt to EBITDA. The following amounts shall be determined as of the end of the Borrower's most recently concluded fiscal quarter and the immediately three (3) preceding fiscal quarters:

            (1)      Indebtedness for Borrowed Money of Consolidated
                     Companies                                                                   $_________

            (2)      Debt evidenced by bonds, debentures, promissory notes
                     or similar instruments of Consolidated
                     Companies not included in subpart (1)                                       $_________

            (3)      Purchase Money Indebtedness of Consolidated
                     Companies not included in subpart (1)                                       $_________

            (4)      Conditional Sales Contracts and similar title
                     retention instruments of Consolidated Companies                             $_________

            (5)      Capital Lease Obligations of Consolidated Companies                         $_________

            (6)      Debt or obligations of Consolidated Companies
                     Arising Under Applications for Letters of Credit and
                     Other Indemnity or Reimbursement Agreements
                     Related to Letters of Credit and Banker's Acceptances                       $_________

            (7)      Obligations of Consolidated Companies Arising Under
                     Direct or Indirect Guaranties:                                              $_________

            (8)      Consolidated Funded Debt (the sum of items (1)
                     through (7)):                                                               $_________

            (9)      Consolidated Net Income (Loss):                                             $_________

            (10)     to the extent deducted in determining Consolidated
                     Net Income (Loss), Consolidated
                     Interest Expense:                                                           $_________

            (11)     to the extent deducted in determining Consolidated
                     Net Income (Loss), Provisions for taxes (whether
                     current or deferred) of the
                     Borrower and the Consolidated Companies:                                    $_________

            (12)     Consolidated EBIT (the sum of items (9) through
                     (11)):                                                                      $_________

            (13)     depreciation and amortization expenses to the extent
                     such were deducted in determining
                     Consolidated EBIT:                                                          $_________

            (14)     the historical consolidated EBITDA of any Person, as
                     adjusted for known and detailed expense cuts
                     acceptable to Agent, for such period which accrued
                     prior to the date such Person became a Consolidated
                     Company or was merged with or consolidated into
                     Borrower or any Consolidated Company:                                        $________

            (15)     Consolidated EBITDA (the sum of items (12)
                     through (14)):                                                               $________

            (16)     Dividends Paid by Consolidated Companies:                                    $________

            (17)     Sum of Item (15) minus Item (16):                                            $________

            (18)     Funded Debt to EBITDA Ratio (item (8)
                     divided by item (17)):                                                        ________

            (19)     Maximum Funded Debt to EBITDA Ratio
                     pursuant to Section 7.1(a):                                                 3.5 to 1.0

         B. Section 7.1(b)/Fixed Charge Coverage Ratio. The following amounts shall be determined as of the end of the Borrower's fiscal quarter.

            (1)      Consolidated Net Income (Loss):                                              $________

            (2)      to the extent deducted in determining Consolidated
                     Net Income (Loss), Consolidated
                     Interest Expense:                                                            $________

            (3)      to the extent deducted in determining Consolidated
                     Net Income (Loss), Provisions for taxes (whether
                     current or deferred) of the Borrower
                     and the Consolidated Companies:                                              $________

            (4)      Consolidated EBIT (the sum of items (1) through
                     (3)):                                                                        $________

            (5)      Consolidated Rental Expense:                                                 $________

            (6)      dividends paid by Consolidated Companies:                                    $________

            (7)      Sum of items (4) and (5) minus item (6):                                     $________

            (8)      Consolidated Interest Expenses:                                              $________

            (9)      Consolidated Rental Expense (same as item (5)
                     above):                                                                      $________

            (10)     Principal payments made on Term Loans:                                       $________

            (11)     Sum of items (8) through (10):                                               $________

            (12)     Fixed Charge Coverage Ratio (item (7) divided
                     by item (11)):                                                                ________

            (13)     Minimum Fixed Charge Coverage Ratio pursuant
                     to Section 7.1.(b):                                                         3.0 to 1.0
                                                                                       until Fiscal Quarter
                                                                                     ending March 31, 2002,
                                                                                    at which time the ratio
                                                                                         becomes 2.0 to 1.0

         (C) Section 7.1.(c)/Consolidated Funded Debt to Total Capitalization Ratio. The following amounts shall be determined as of the end of the Borrower's fiscal quarter:

            (1)      Shareholder's Equity:                                                       $_________

            (2)      Consolidated Funded Debt (same as item (8),
                     Section A):                                                                 $_________

            (3)      Total Capitalization (sum of items (1) and (2)):                            $_________

            (4)      Funded Debt to Total Capitalization Ratio (item (2)
                     divided by item (3)):                                                        _________

            (5)      Maximum Consolidated Debt to Total Capitalization
                     Ratio pursuant to Section 7.1(c):                                           .50 to 1.0

         (D) Section 7.1.(d)/Minimum Tangible Net Worth. The following amounts shall be determined as of the end of the Borrower's most recently concluded Fiscal Quarter:

            (1)      Shareholder's Equity:                                                       $_________

            (2)      Cost in Excess of Net Assets Acquired:                                      $_________

            (3)      Other Assets and Deferred Charges                                           $_________

            (4)      Consolidated Tangible Net Worth
                     (Item (1) minus Item (2) minus Item (3)):                                   $_________

            (5)                                                                                 $38,000,000

            (6)      75% of Consolidated Net Income, cumulative
                     since September 30, 1998:                                                   $_________

            (7)      100% of Consolidated Net Losses, cumulative since
                     September 30, 1998:                                                         $_________

            (8)      100% of Net Equity Proceeds Raised Subsequent to
                     December 1, 1998                                                             $________

            (9)      Sum of Items (5), plus Item (6), minus Item (7),
                     plus Item (8):                                                               $________
                     (Item 4 should exceed Item 9)

                                    EXHIBIT J

                          [FORM OF] SUBSIDIARY GUARANTY

         THIS SUBSIDIARY GUARANTY (this "Guaranty") is made as of the ___ day of ______________ , by _________________ (the "Guarantor") in favor of SUNTRUST
BANK, NASHVILLE, N.A., Agent for the ratable benefit of the Lenders, under the Credit Agreement referred to below;

                                   WITNESSETH:

         WHEREAS, Children's Comprehensive Services, Inc., a Tennessee corporation (the "Borrower"), the lenders listed therein (the "Lenders"), and SunTrust Bank, Nashville, N.A. as Agent (the "Agent"), have entered into that certain Credit Agreement dated as of ______________ __, 1998 (as the same may have been or may hereafter be amended or supplemented from time to time, the "Credit Agreement") providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrower;

         WHEREAS, it is a requirement of Section 6.10. of the Credit Agreement that each Subsidiary Guarantor shall execute and deliver this Guaranty whereby each Subsidiary Guarantor shall guarantee the payment when due of principal, interest and other amounts that shall be at any time payable by the Borrower under the Credit Agreement, the Notes and the other Credit Documents; and

         WHEREAS, in consideration of the financial and other support that the Borrower provided, and such financial and other support as the Borrower may in the future provide, to the Guarantor, the Guarantor is willing to guarantee the obligations of the principal under the Credit Agreement, the Notes, and the other Credit Documents.

         NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein the respective meanings provided for therein.

         SECTION 2. Representations and Warranties. Guarantor represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Borrowing under the Credit Agreement) that:

         (a) It (i) is a corporation duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation; (ii) has all requisite power, and has all Material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Materially Adverse Effect.

         (b) It has all necessary power and authority to execute, deliver and perform its obligations under this Guaranty; the execution, delivery and performance of this Guaranty have been duly authorized by all necessary organizational action; and this Guaranty has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

         (c) Neither the execution and delivery by it of this Guaranty nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, organizational documents or any Material applicable law or regulation or any order, writ, injunction or decree of any court or governmental authority or agency, or any Material Contractual Obligation to which it is a party or by which it is bound or to which it is subject, or constitute a default under any such Material Contractual Obligation, or result in the creation or imposition of any Lien upon any of its revenues or assets pursuant to the terms of any such Material Contractual Obligation.

         SECTION 2.02 Covenants. Guarantor covenants that so long as any amount is due and owing under the Term Notes and so long as any Lender has any Commitment outstanding under the Credit Agreement or any amount payable under the Credit Agreement or any of the Notes shall remain unpaid, that it will, and, if necessary, will enable the Borrower to fully comply with those covenants and agreements set forth in the Credit Agreement (including, without limitation, Articles 6 and 7 thereof).

         SECTION 3. The Guaranty. Guarantor hereby unconditionally guarantees, the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each of the Notes issued by the Borrower pursuant to the Credit Agreement, and the full and punctual payment of all other amounts payable by the Borrower under the Credit Agreement and the other Credit Documents including, without limitation, the Obligations (all of the foregoing, including without limitation, interest accruing or what would have accrued after the filing of a petition in bankruptcy or other insolvency proceeding, being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Borrower to pay punctually any such amount, Guarantor agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement, the Notes or the relevant Credit Document, as the case may be. Guarantor acknowledges and agrees that this is a guarantee of payment when due, and not of collection, and that this Guaranty may be enforced up to the full amount of the Guaranteed Obligations without proceeding against the Borrower, any other Subsidiary Guarantor, any security for the Guaranteed Obligations, or against any other Person that may have liability on all or any portion of the Guaranteed Obligations. The Guarantor's obligations under this Guaranty and the obligations of any other Subsidiary Guarantor under a Subsidiary Guaranty, are joint and several.

         SECTION 4. Guaranty Unconditional. The obligations of Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under the Credit Agreement, any of the Notes, or any other Credit Document, by operation of law or otherwise or any obligation of any other guarantor of any of the Obligations;

                  (ii) any modification or amendment of or supplement to the Credit Agreement, any of the Notes, or any other Credit Document;

                  (iii) any release, nonperfection or invalidity of any direct or indirect Collateral and security for any obligation of the Borrower under the Credit Agreement, any of the Notes, any Credit Document, or any obligations of any other guarantor of any of the Obligations;

                  (iv) any change in the existence, structures or ownership of the Borrower or any other guarantor of any of the Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, or any other guarantor of the Obligations, or its assets or any resulting release or discharge of any obligation of the Borrower, or any other guarantor of any of the Obligations;

                  (v) the existence of any claim, setoff, or other rights which any Subsidiary Guarantor may have at any time against the Borrower, any other guarantor of any of the Obligations, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                  (vi) any invalidity or unenforceability relating to or against the Borrower, or any other guarantor of any of the Obligations, for any reason related to the Credit Agreement, any other Credit Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other guarantor of the Obligations, of the principal of or interest on any of the Notes or any other amount payable by the Borrower under the Credit Agreement, the Notes, or any other Credit Document; or

                  (vii) any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Obligations, the Agent, any Lender, or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable, discharge of any Guarantor's obligations hereunder.

         SECTION 5. Discharge Only Upon Payment In Full, Reinstatement In Certain Circumstances. Guarantor's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any of the Notes or any other amount payable by the Borrower or any other party under the Credit Agreement or any other Credit Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         SECTION 6. Waiver of Notice. Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of the Obligations, or any other Person.

         SECTION 7. Judgment Currency.

         (a) Guarantor shall pay all amounts due hereunder in U.S. Dollars, and such obligations hereunder to make payments in U.S. Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than U.S. Dollars, except to the extent that such tender or recovery results in the effective receipt by the Lenders and the Agent of the full amount of U.S. Dollars expressed to be payable under this Guaranty or the Credit Agreement. If for the purpose of obtaining or enforcing against Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than U.S. Dollars (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in U.S. Dollars, the conversion shall be made, and the currency equivalent determined, in each case, as on the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

         (b) If there is a change in the rate of exchange between the Judgment Currency Conversion Date and the date of actual payment of the amounts due, the Guarantor covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to insure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

         (c) For purposes of determining the currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of U.S. Dollars.

         (d) The currency equivalent of U.S. Dollars shall mean, with respect to any monetary amount in a currency other than U.S. Dollars, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting such foreign currency involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as quoted by the Agent at approximately 11:00 a.m. (Nashville, Tennessee time) on the date of determination thereof specified herein or, if the date of determination thereof is not otherwise specified herein, on the date two (2) Business Days prior to such determination.

         SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement, any of the Notes or any other Credit Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any of the Notes or any other Credit Document shall nonetheless be payable by Guarantor hereunder forthwith on demand by the Agent made at the request of the Required Lenders.

         SECTION 9. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of Section 10.1. of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such in each case given or addressed as aforesaid.

         SECTION 10. No Waivers. No failure or delay by the Agent or any Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, the Notes, and the other Credit Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 11. Successors and Assigns. This Guaranty is for the benefit of the Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, the Notes, or the other Credit Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon Guarantor and its successors and permitted assigns.

         SECTION 12. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by Guarantor and the Agent with the consent of the Required Lenders.

         SECTION 13. GOVERNING LAW; SUBMISSION TO JURISDICTION WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE. GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF TENNESSEE AND OF ANY TENNESSEE STATE COURT SITTING IN NASHVILLE, TENNESSEE AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER CREDIT DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. GUARANTOR, AND THE AGENT AND THE LENDERS ACCEPTING THIS GUARANTY, HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 14. Taxes, etc. All payments required to be made by Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof, provided, however, that if Guarantor is required by law to make such deduction or withholding, such Guarantor shall forthwith pay to the Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Agent or any Lender as applicable, equaling the full amount which would have been received by the Agent or any Lender, as applicable, had no such deduction or withholding been made.

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed by its authorized officers as of the day and year first above written.

                                        GUARANTOR


                                        By:
                                             -----------------------------------
                                        Title:
                                               ---------------------------------



                                        ADDRESS FOR NOTICES:

                                        Telecopier No.:

ACCEPTED BY:

SUNTRUST BANK, NASHVILLE, N.A.,
         AGENT for Lenders

By:
   ----------------------------------

Title:
       ------------------------------

                                    EXHIBIT K

              [FORM OF] ASSIGNMENT, PLEDGE, AND SECURITY AGREEMENT


Debtor:                                         Secured Party:
-------                                         --------------

---------------------------------               SUNTRUST BANK, NASHVILLE, N.A.,
---------------------------------               AGENT
---------------------------------               201 Fourth Avenue North
                                                Nashville, Tennessee 37219

         THIS ASSIGNMENT, PLEDGE AND SECURITY AGREEMENT (as amended and/or restated from time to time, this "Agreement") is made this __ day of _____, 1998 (the "Effective Date") between ____________________________, a
__________________________ corporation having its principal place of business at the address shown above (the "Debtor"), and SUNTRUST BANK, NASHVILLE, N.A., AGENT for SUNTRUST BANK, NASHVILLE, N.A., FIRST AMERICAN NATIONAL BANK, and all other financial institutions identified as Lenders in the Credit Agreement referred to below (herein collectively the "Lenders") (herein SunTrust Bank, Nashville, N.A., Agent for Lenders shall be referred to herein as "Secured Party").

                               W I T N E S SE T H

         WHEREAS, for and in consideration of the execution of this Agreement by Debtor, Secured Party and Lenders concurrently herewith entering into that certain Credit Agreement dated as of ___________________ , 1998, by and between ________________________ (the "Borrower"), Secured Party, and Lenders (as such Credit Agreement may be amended and/or restated from time to time, the "Credit Agreement"); and

         WHEREAS, Debtor will receive a direct and indirect benefit from the extension of credit to Borrower; and

         WHEREAS, as a condition precedent to the Secured Party's and Lender's willingness to extend credit to Borrower, Debtor must execute this Agreement; and

         WHEREAS, Secured Party desires to obtain for the benefit of Lenders, and Debtor desires to grant, a security interest in certain property of Debtor, now owned or hereafter acquired, and the proceeds thereof, to secure repayment of all indebtedness described in Section 2.

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Security Interest. As security for the repayment of the Indebtedness (as defined in Section 2), Debtor hereby assigns and grants to Secured Party for the benefit of the Lenders a security interest in and to all of Debtor's rights in and to the property described on Exhibit A attached hereto and incorporated herein by this reference, including, without limitation all such property or type of property presently existing and hereafter acquired or arising and all proceeds (including insurance proceeds) or products attributable to or arising from any of such property (collectively, the "Collateral").

         2. Indebtedness. The security interest granted herein by Debtor secures and shall secure:

                  (a) Prompt and full payment of all indebtedness and obligations of Borrower to Secured Party and the Lenders, pursuant to the Credit Agreement, as further evidenced by the Credit Documents defined therein, including without limitation, the Term Notes and Revolving Notes, executed by Borrower in favor of Secured Party and/or the Lenders, as any of the foregoing may subsequently be amended, restated, or modified from time to time;

                  (b) Prompt and full payment of all indebtedness and obligations of Debtor to Secured Party under that certain Guaranty dated _____________________, 1998 executed by Debtor in favor of Secured Party for the benefit of Lenders with respect to the obligations of Borrower under the Credit Agreement and the Credit Documents;

                  (c) Payment of all other obligations, liabilities and indebtedness owed by Borrower or Debtor to Secured Party and/or to Lenders, both now existing or hereafter contracted or arising, joint or several, due or to become due, absolute or contingent, direct or indirect, liquidated and unliquidated, and all renewals, extensions or modifications thereof and whether incurred or given as maker, endorser, guarantor, customer or otherwise;

                  (d) Payment of all money or property heretofore or in the future advanced to or for the account of, or on behalf of, Debtor or Borrower;

                  (e) Payment of all costs and expenses incurred by Secured Party and Lenders in enforcing or protecting their respective rights with respect to the Collateral or the indebtedness secured by the Collateral, including, but not limited to, attorneys' fees; and

                  (f) Payment of all future advances made by Secured Party for taxes, levies, insurance and/or repairs to or maintenance of the Collateral.

         For purposes of this Agreement, all such obligations secured by the Collateral shall be referred to as "Indebtedness."

         3. Debtor's Representations and Warranties to Secured Party. Debtor hereby represents and warrants to Secured Party that the following facts are true and correct as of the Effective Date:

                  (a) Debtor is the true and lawful owner of the Collateral;

                  (b) Debtor has a good right to grant a security interest in the Collateral;

                  (c) There are no advances, liens, security interests or encumbrances against the Collateral other than as disclosed in the Credit Agreement.

                  (d) Debtor's chief executive offices and principal place(s) of business are located that addresses designated as such on Exhibit B hereto. All of Debtor's other offices and places of business are located at the addresses designated as such on Exhibit B hereto, and Debtor's records regarding the Collateral are located at the address designated as such on Exhibit B hereto. Except as specified on Exhibit B hereto, none of the Collateral has been located at any other places, and Debtor's chief executive offices have not been located at any other addresses, within five years preceding the date of this Agreement.

                  (e) Debtor's true, correct and legal name is (and has been for at least the five years preceding the date of this Agreement) the name set forth in the first paragraph of this Agreement, and Debtor does not transact, and has not transacted, business under any trade names except as set forth on Exhibit C hereto.

         4. Debtor's Covenants to Secured Party. Debtor hereby covenants and agrees that until the Indebtedness shall have been paid in full or unless Debtor shall have received the prior written consent of Secured Party:

                  (a) Protection and Use of Collateral. Except for Permitted Encumbrances as defined in the Credit Agreement, Debtor will keep the Collateral free from any adverse lien, security interest or encumbrance; and Debtor will not waste or destroy the Collateral or any material part thereof.

                  (b) Sale, Assignment or Impairment of Collateral. Debtor will not sell or offer to sell or otherwise transfer, dispose of or encumber the Collateral, or any interest therein, except as permitted by the Credit Agreement.

                  (c) Maintain Insurance.

                           (i) Debtor will maintain insurance in form, amounts
                  and with companies in all respects satisfactory to Secured Party insuring all of the Collateral against loss from fire, theft, and any other risks determined by Secured Party. Secured Party on behalf of Lenders shall be designated as a loss payee under a mortgagee loss payment clause satisfactory to

                  Secured Party under the terms of the policies evidencing such insurance (collectively, the "Policies") and shall receive a minimum of thirty (30) days' written notice from the company or insurer issuing such Policies prior to the cancellation or modification of any such Policies. Upon Secured Party's Request, Debtor shall furnish Secured Party with a summary of such coverage, in form and substance satisfactory to Secured Party; provided, however Secured Party shall be under no duty to verify the accuracy or existence of such Policies. If Debtor fails to furnish said insurance or fails to pay the premiums therefor, Secured Party may do so or may obtain insurance of its interest only, adding the amount of any such premium thereof to the Indebtedness, provided, however, Secured Party is under no obligation or duty to pay such premiums or obtain or maintain such insurance.

                           (ii) Debtor hereby assigns to Secured Party on behalf
                  of Lenders any insurance proceeds payable under any of the Policies and returned or unearned premiums that may be due upon cancellation of any of the Policies for any reason whatsoever, and directs all insurers to pay Secured Party on behalf of Lenders any amount so due unless the Indebtedness has been previously fully satisfied. In order to collect such returned or unearned premiums or the benefits of such insurance, Secured Party acting through any officer, agent or employee is hereby IRREVOCABLY appointed Debtor's attorney-in-fact, which appointment is hereby coupled with an interest, to endorse any draft or check that may be payable to Debtor. All insurers are directed by Debtor to make insurance proceeds, returned or unearned premiums payable solely to Secured Party on behalf of Lenders and not to Secured Party and Debtor jointly. Any balance of insurance proceeds remaining after payment in full of all amounts owing to Secured Party on behalf of Lenders shall be paid to Debtor. Such returned or unearned insurance premium or the benefits of such insurance, may, at Secured Party's option, be used to repair, restore or replace the Collateral or may be applied to any Indebtedness, and if the Indebtedness is payable in installments, then to the installments in inverse order, satisfying the final maturing installments first.

                  (d) Indemnification. Debtor will and does hereby agree to indemnify and hold Secured Party and Lenders harmless against all claims, liabilities, and costs (including attorney's fees) arising out of or in connection with Debtor's ownership and/or use of the Collateral.

                  (e) Removal of Collateral. Debtor warrants and represents that
         (i): except for the Permitted Encumbrances as defined in the Credit Agreement the security interest granted to Secured Party for the benefit of Lenders is now and at all times hereafter shall be perfected and have a first priority; and (ii) Debtor shall not remove the Collateral from the addresses noted on Exhibit B without the consent of the Secured Party.

                  (f) Inspect Collateral. Secured Party (by any of its officers, employees and/or agents) shall have the right at any time or times during Debtor's usual business hours to inspect the Collateral and all related records (and the premises upon which it is located) and all financial records and to verify the amount and condition of the Collateral or any other matter whether or not relating to the Collateral. After an Event of Default (as defined in Section 8), all cost, fees and expenses incurred by Secured Party, or for which Secured Party has become obligated, in connection with such inspection and/or verification shall be payable immediately by Debtor to Secured Party.

                  (g) Tax Liens, Etc. Debtor shall pay all taxes or other liens taking priority over the security interest created in this Agreement and, should default be made in the payment of same, Debtor shall give Secured Party prompt notice of such default, and Secured Party, at its option, may pay the same, which shall then become part of the Indebtedness.

                  (h) Execute Additional Documents. Debtor will sign and execute alone or with Secured Party and/or Lenders any financing statement or other document or procure any document and pay all necessary costs to protect the security interest under this Agreement against the interest of third persons. Debtor will pay the cost of filing the same in all public offices wherever filing is deemed by Secured Party to be necessary or desirable. Secured Party is hereby IRREVOCABLY appointed Debtor's attorney-in-fact, which appointment is coupled with an interest, to do all acts and things that Secured Party may deem necessary to perfect and/or continue the perfection of the security interest created by this Agreement and to protect the Collateral. Debtor further agrees to pay all costs and fees for filing any termination statements.

         5. Special Representations, Warranties and Agreements with respect to Accounts. With respect to Accounts (as defined on Exhibit A), Debtor represents, warrants and agrees with Secured Party as follows:

                  (a) As of the time any Account becomes subject to Secured Party's security interest hereunder, including, without limitation, as of each time any specific assignment or transfer or identification is made to Secured Party (or the Lenders) of any Account, Debtor shall be deemed to have warranted as to each and all of such Accounts that each Account and all papers and documents relating thereto are genuine and in all respects what they purport to be; that each Account is valid and subsisting and arises out of a bona fide sale of goods sold and delivered, or in the process of being delivered, or out of and for services theretofore actually rendered, to the account debtor named in the Account (each an "Account Debtor"); that the amount of the Account represented as owing is the correct amount actually and unconditionally owing except for normal cash discounts, is not disputed, and except for such normal cash discount is not subject to any setoffs, credits, deductions or counter-charges; that Debtor is the owner thereof free and clear of all liens, encumbrances and security interests of any nature whatsoever (except for the security interest of Secured Party hereunder and Permitted Encumbrances as defined in the Credit Agreement); and that no surety bond was required or given in connection with such Account or the contracts or purchase orders out of which the same arose; and that Debtor has no notice of or reason to believe that the Account Debtor is subject to any pending bankruptcy proceeding, insolvency proceeding or operations of any creditors committee.

                  (b) Debtor will hold in Debtor's principal place of business, or other location approved by Secured Party, and make available to Secured Party as requested so long as any Indebtedness remains unpaid all of Debtor's records containing any entries as to Accounts, including details of sale, shipment, delivery, payment and other material information; and, at Secured Party's request, such records will be segregated and marked by Debtor in a manner satisfactory to Secured Party; and Secured Party shall at all reasonable times have full access to and the right to examine and audit Debtor's books and records, and to make copies of pertinent portions thereof at Debtor's expense.

                  (c) Following the occurrence of an Event of Default, all checks and other forms of remittances received by Debtor on Accounts shall not be commingled with Debtor's other property but shall be segregated, held by Debtor in trust for Secured Party and Lenders as Secured Party's and Lenders' exclusive property and immediately delivered by Debtor to Secured Party in the identical form as that in which received, together with proper endorsements. Debtor will accompany each such transmission of proceeds to Secured Party with a report in such form as Secured Party may require to identify the Accounts to which such proceeds apply. In the event any Account Debtor shall also be indebted to Debtor in any other respect and such Account Debtor shall make payment without designating the particular indebtedness against which it is to apply, such payment shall be conclusively presumed to be payment on the Account of such Account Debtor. In administering the collection of proceeds as herein provided, Secured Party or the bank designated by it may accept checks or drafts in any amount and bearing any notation without incurring liability to Debtor for so doing.

                  (d) Returned or repossessed goods arising from or relating to any Accounts, if requested by Secured Party, shall be held separate and apart from any other property, and, in any event, will be subject to the security interest of Secured Party hereunder. Debtor shall promptly report to Secured Party the appropriate identifying information with respect to such goods and the Accounts out of which or to which such goods relate.

                  (e) Debtor shall, for Secured Party's and Lenders' benefit and at Debtor's expense, enforce, collect and receive all amounts owing on Accounts. Upon Secured Party's request, Debtor will notify its Account Debtors to make payment of any or all Accounts directly to Secured Party or to a bank designated by Secured Party (if the bank's deposits are insured by the Federal Deposit Insurance Corporation), pursuant to an arrangement providing for the bank to receive payments on Accounts and apply them in payment of the Indebtedness of Debtor. Any proceeds of Accounts transmitted to Secured Party or to such bank may be deposited in an account in the name of Secured Party and under its dominion and control pending their application to the Indebtedness. Debtor acknowledges that the maintenance of such account is solely for convenience in administering the procedures established by this Agreement and that Debtor has not and shall not have any right, title or interest in said account or in the amounts at any time to the credit thereof. All proceeds so received by Secured Party and or said bank shall be applied on the Indebtedness, whether or not such Indebtedness shall by its terms then be due, with each such application to be made to such portions of the Indebtedness, and in such order, as Secured Party may determine in its sole discretion.

         6. Special Representations, Warranties and Agreements with Respect to Inventory. With respect to Inventory (as defined on Exhibit A), Debtor represents, warrants and agrees with Secured Party as follows:

                  (a) Debtor will continue to maintain books and records pertaining to the Inventory in the detail, form and scope as Debtor is maintaining such books and records at the execution of this Agreement and agrees that Secured Party or its agents may enter upon Debtor's premises at any time and from time to time for the purpose of inspecting Inventory and any and all records pertaining thereto; and Debtor will notify Secured Party promptly of any change in Debtor's name, mailing address or principal place of business or any change in the location of Inventory; and Debtor will promptly advise Secured Party in sufficient detail of any substantial change relating to the type, quantity or quality of the Inventory, or any event that would have a material effect on the value of the Inventory or on the lien and security interest granted to Secured Party herein.

                  (b) Secured Party may require Debtor from time to time to deliver to Secured Party such lists, descriptions and designations of Inventory as Secured Party may require to identify the quantities, nature, extent, location and value of the Inventory, subject to the security interest of Secured Party. Debtor warrants that all Inventory at any time and from time to time included in any such lists, descriptions or designations will at all times be owned by Debtor free and clear of all claims, liens and encumbrances or security interest of any kind whatsoever, excepting only the security interest of Secured Party pursuant hereto, and is in fact existing and in the condition and amount represented to Secured Party.

         7. Debtor's Use of the Collateral. Prior to the occurrence of an Event of Default, Debtor may use the Collateral in the ordinary course of Debtor's business; provided, upon the occurrence of an Event of Default Debtor's right to so use the Collateral shall terminate until further written notice from Secured Party.

         8. Events of Default. The term "Event of Default," whenever used in this Agreement, shall mean any one or more of the following events or conditions:

                  (a) the occurrence of an Event of Default as defined in the Credit Agreement; and

                  (b) subject to any applicable notice and cure periods provided in the Credit Agreement, breach of any covenant, warranty, agreement or representation contained in this Agreement.

         9. Remedies.

                  (a) Acceleration and Foreclosure, Etc. Upon the happening of any Event of Default, and at any time thereafter, at the option of Secured Party, any and all Indebtedness shall become immediately due and payable without presentment or demand or any notice to Debtor or any other person obligated thereon, and Secured Party shall have and may exercise any or all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Tennessee (the "Code"), and as otherwise contractually granted herein or under any other applicable law or under any other agreement executed by Debtor in favor of Secured Party, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of or utilize such portion of the Collateral and any part or parts thereof in any manner authorized or permitted under the Code after the occurrence of an Event of Default by Debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys' fees and legal expenses thereby incurred by Secured Party and toward payment of the Indebtedness in such order or manner as Secured Party may elect in its sole discretion. Additionally, and as an essential part of the bargained-for consideration running to Secured Party, Debtor hereby expressly grants to Secured Party and Lenders the contractual right to purchase any or all of the Collateral at private sale any time after ten (10) days' notice of such sale shall have been sent to Debtor by Secured Party.

                  (b) Waiver of Notice. Debtor agrees that if such notice of the occurrence of an Event of Default is mailed, postage prepaid, or sent by telegram, charges prepaid, to Debtor at the address stated at the beginning of this Agreement at least ten (10) days before the time of the proposed sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement of giving of notice, and the proposed sale may take place any time after such ten (10) day period without the necessity of sending another notice to Debtor. Secured Party may postpone and reschedule any proposed sale at its option without the necessity of giving Debtor further notice of such fact as long as the rescheduled sale occurs within sixty (60) days of the originally scheduled sale.

                  (c) Method of Sale of Collateral Approved. All recitals in any instrument of assignment or any other document or paper executed by Secured

         Party incident to sale, transfer, assignment or other disposition or utilization of the Collateral or any part thereof hereunder shall be sufficient to establish full legal propriety of the sale or other action taken by Secured Party or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action shall be presumed conclusively to have been performed or to have occurred.

                  (d) Preservation of Collateral and Proceeds. In addition to the foregoing provisions, following the occurrence of an Event of Default, and upon Secured Party's demand, Debtor agrees to assemble the Collateral at its usual place of business and make same available to Secured Party immediately.

                  (e) Additional Remedies. In addition to the remedies set forth herein, following an Event of Default, and subject to any applicable cure periods, the Secured Party may elect to exercise the rights of Debtor to collect from any of the Accounts and to apply such monies to the Indebtedness.

                  The Secured Party shall have such other rights and remedies as available by contract, by law, or in equity.

         10. Secured Party's Powers and Duties with Respect to the Collateral.

                  (a) Secured Party shall be under no duty to collect any amount that may be or become due on any of the Collateral now or hereafter pledged hereunder, to realize on Collateral, to collect principal, interest or dividends, to keep the same insured, to make any presentments, demands or notices of protest, in connection with any of the Collateral, or to do anything for the enforcement and collection of Collateral or the protection thereof.

                  (b) Not limiting the generality of any of the foregoing, but in amplification of the same, Secured Party shall be in no way liable to or responsible for any diminution in the value of the Collateral from any cause whatsoever.

                  (c) Debtor agrees to pay all taxes, charges, transfer fees and assessments against the Collateral and to do all things necessary to preserve and maintain the value and collectibility thereof, and on the failure of Debtor to so do, Secured Party may, after giving Debtor written notice of its intention to do so, make such payments and advance such sums on account thereof as Secured Party, in Secured Party's discretion, deems desirable. Debtor agrees to reimburse Secured Party immediately upon demand for all such payments and advances plus interest thereon at the maximum rate allowed by applicable law, repayment of all of which is secured by this Agreement and the Collateral.

                  (d) Secured Party or any of its agents shall have the right to call at reasonable times at Debtor's place or places of business at intervals to be determined by Secured Party, and without hindrance or delay, to inspect, audit, check and make extracts from the books, records, journals, orders, receipts, correspondence and other data relating to Debtor's operations.

         11. General Authority. Effective immediately but exercisable by Secured Party (or by any person designated by Secured Party) only upon the occurrence of an Event of Default, Debtor hereby IRREVOCABLY appoints Secured Party (or any person designated by Secured Party) as Debtor's true and lawful attorney-in-fact, which appointment is hereby coupled with an interest, with full power of substitution, in Secured Party's name or Debtor's name or otherwise, for Secured Party's sole use and benefit, but at Debtor's cost and expense, to exercise at any time and from time to time all or any of the following powers with respect to all or any of the Collateral:

                  (a) To receive, take, endorse, assign and/or deliver in Secured Party's name or Debtor's name any and all checks, notes, drafts and other instruments relating to the Collateral;

                  (b) To transmit to Account Debtors notice of Secured Party's interest in Accounts and to request from Account Debtors at any time, in Debtor's name or in Secured Party's name or the name of Secured Party's designee, information concerning the Accounts and the amounts owing thereon;

                  (c) To receive and open all mail addressed to Debtor and to retain all mail pertaining to the Collateral;

                  (d) To notify Account Debtors to make payment directly to Secured Party or to any bank designated by Secured Party;

                  (e) To take or bring, in Debtor's name or Secured Party's name, all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of the Accounts, to compromise with any Account Debtor and give acquittance for any and all Accounts;

                  (f) To sign Debtor's name on any invoice or bill of lading relating to any Collateral, drafts against Debtor's customers, notices of assignment, financing statements, other public records and notices to Debtor's customers; and

                  (g) In general, to do all things necessary to perform the terms of this Agreement, including, without limitation, to take any action or proceedings that Secured Party deems necessary or appropriate to protect and preserve the security interest of Secured Party in the Collateral;

provided however, the exercise by Secured Party of or failure to so exercise any such authority shall in no manner affect Debtor's liability to Secured Party hereunder or in connection with the Indebtedness; and provided further, that Secured Party shall be under no obligation or duty to exercise any of the powers hereby conferred upon Secured Party and Secured Party shall have no liability for any act or failure to act in connection with any of the Collateral. Secured Party shall not be bound to take any steps necessary to preserve rights in any instrument, contract or lease against third parties. Not limiting the generality of any of the foregoing, but in amplification of the same, Secured Party shall be in no way liable to or responsible for any diminution in the value of, or reduction in the proceeds realized from, the Collateral from any cause whatsoever.

         12. Continuing Security Interest. This Security Agreement shall create a continuing security interest in the Collateral, and shall remain in full force and effect until the indefeasible payment in full of all Indebtedness and/or performance of all obligations under the Credit Agreement, shall be binding upon the Debtor, its successors and assigns (provided that the Debtor may not assign any of its obligations hereunder without the prior written consent of the Secured Party), and shall inure to the benefit of the Secured Party, and its respective successors, transferees, and assigns.

         13. Survival of Agreements, Representations and Warranties. All agreements, representations and warranties contained herein or made in writing by or on behalf of Debtor in connection with the transactions contemplated hereby shall survive the execution and delivery of this Security Agreement, any investigation at any time made by Secured Party or on its behalf, and the acquisition and disposition of the Indebtedness. All statements contained in any certificate or other instrument delivered by or on behalf of Debtor pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties by Debtor hereunder.

         14. Execution of Agreement. Each party to this Agreement has been represented by legal counsel of their choice who has advised them in all matters relative to this Agreement. Each party to this Agreement stipulates that it has read this Agreement, fully understands the content and consequences of entering into this Agreement, intends to be bound by the terms of this Agreement and is not under any duress, economic or otherwise, to execute this Agreement.

         15. Invalid Provisions. If any one or more of the provisions of this Agreement, or the applicability of any such provision to a specific situation, shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of any such provision shall not be affected thereby.

         16. Dealings With Debtor. It is expressly understood and agreed that, notwithstanding anything else contained in this Agreement, Secured Party may, for all purposes hereof deal solely with Debtor in connection therewith, and nothing herein or in any other Credit Document shall be construed so as to require dealings with, consent of or notice to any other parties or persons.

         17. Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that in the event the provisions of this

Agreement require judicial interpretation, it is agreed that the court interpreting or construing this Agreement shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties to this Agreement participated in the preparation of this Agreement.

         18. Number and Gender. As used in this Agreement, the singular number shall include the plural and the plural shall include the singular, and the use of any gender shall be applicable to all genders, unless the context would clearly not admit such construction. The words "herein," "hereof," "hereunder" and other similar compounds of the word "here" when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section.

         19. Governing Law. This Agreement constitutes a contract made under and shall be construed and interpreted in accordance with the laws of the State of Tennessee.

         20. Successors and Assigns. Debtor may not assign its rights or delegate its duties under this Agreement or any other Credit Document. All terms and provisions of this Agreement applicable to Debtor shall bind Debtor and Debtor's permitted successors and assigns and shall inure to the benefit of Secured Party and Lenders and their respective successors and assigns.

         21. Entire Agreement. This Agreement, including Exhibits, constitutes the entire agreement between the parties hereto with respect to the matters addressed herein and supersedes all prior agreements and understandings relating to the subject matter hereof, either written or oral, that may have existed between them with respect to the matters addressed herein except as may be contained in the other Credit Documents. No representation, promise, condition, warranty or understanding, either express or implied, other than as set forth herein, shall be binding upon any of the parties to this Agreement.

         22. Notices. All communications under or in connection with this Agreement shall be in writing (including bankwire, telex, telecopy or similar teletransmission or wiring) and shall be given to the party at its address on the first page hereof, or at such other address which may be given to the other party in writing in conformity herewith. Each such notice, request or other communication shall be effective: (i) if given by telex, when such telex is transmitted to the telex number specified in this Agreement and the appropriate confirmation is received; (ii) if given by mail, three (3) Business Days after such communication is deposited in the mail with first class, postage prepaid, addressed as aforesaid; (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this section, and the appropriate confirmation is received, or (iv) if given by any other means (including, without limitation, by air courier) when delivered or received at the address specified in this section; provided, however, that any notice given to Debtor of an Event of Default hereunder shall also be delivered to Felix R. Dowsley, III at Bass, Berry & Sims, Suite 2700, First American center, Nashville, Tennessee 37238.

         23. Renewal, Extension or Rearrangement. All provisions of this Agreement relating to Indebtedness shall apply with equal force and effect to each and all promissory notes executed hereafter that in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Indebtedness originally represented by any part of such other Indebtedness.

         24. Waivers. Pursuant to Tennessee Code Annotated ss.47-50-112, no action or course of dealing on the part of Secured Party, its officers, employees, consultants or agents, nor any failure or delay by Secured Party with respect to exercising any right, power or privilege of Secured Party under the Indebtedness, this Agreement or any other Credit Document shall operate as a waiver thereof, except as otherwise provided in this Agreement. No waiver of any terms or provisions of this Agreement or any other Credit Document shall be valid unless such waiver is in writing.

         25. Titles of Sections and Subsections. All titles or headings to sections, subsections or other divisions of this Agreement or the exhibits to this Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such sections, subsections or other divisions, such other content being controlling with respect to the agreement between the parties.

         26. Time of Essence. Time is of the essence with regard to each and every provision of this Agreement.

         27. Costs, Expenses and Taxes. Debtor agrees to pay on demand all out-of-pocket costs and expenses of Secured Party (excluding employee's salaries but including the fees and out-of-pocket expenses of counsel for Secured Party and of local counsel, if any, whom Secured Party's counsel may retain) in connection with the administration, enforcement or protection of the Secured Party's rights under the Credit Documents. In addition, Debtor agrees to pay, and to hold Secured Party harmless from all liability for, any taxes (including taxes under Tennessee Code Annotated ss.67-4-409 due upon the recordation of deeds of trust and financing statements) or recording costs that may be payable in connection with the execution or delivery of this Agreement or the Collateral or any Credit Documents delivered or to be delivered under or in connection with this Agreement. Debtor, upon request, promptly will reimburse Secured Party for all amounts expended, advanced or incurred by Secured Party to satisfy any obligation of Debtor under this Agreement or any other Credit Documents, or to perfect a lien in favor of Secured Party, or to protect the properties or business of Debtor or to collect the Indebtedness, or to enforce the rights of Secured Party under this Agreement or any Credit Document, which amounts will include all court costs, attorneys' fees, fees of auditors and accountants, and investigation expenses incurred by Secured Party in connection with any such matters, together with interest thereon at the rate applicable to past due principal and interest as set forth in the Credit Documents but in no event in excess of the maximum lawful rate of interest permitted by applicable law on each such amount. All obligations for which this Section 27 provides shall survive any termination of this Agreement.

         28. Modification. This Agreement or any of the terms hereof cannot under any circumstance be modified orally, and no agreement shall be effective to waive, alter, change, modify, amend or discharge this Agreement in whole or in part unless such agreement is in writing and is signed by both Debtor and Secured Party.

         29. Severability. The invalidity or unenforceability of any of the rights or remedies herein provided in any jurisdiction shall not in any way affect the right to the enforcement in such jurisdiction or elsewhere of any of the other rights or remedies herein provided.

         35. Definitions. Terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered on the Effective Date.

DEBTOR:                                  SECURED PARTY:

                                         SUNTRUST BANK, NASHVILLE, N.A.
                                         AGENT

By:                                      By:
   ---------------------------------         -----------------------------------

Title:                                   Title:
       -----------------------------            --------------------------------

                                    EXHIBIT A

         The Collateral includes, and Debtor hereby grants to Secured Party for the benefit of Lenders a security interest in and to, all of Debtor's right, title and interest in the following described property (and types of property) both presently existing and hereafter acquired or arising:

         1. Inventory, including without limitation, all of Debtor's inventory, raw materials, work in process, finished goods, parts, goods held on consignment, returned goods or inventory, goods held for sale or lease or furnished or to be furnished under contracts of service in which the Debtor now has or hereafter acquires any right and all additions, substitutions and replacements thereof wherever located (collectively, the "Inventory"); and

         2. Accounts, including without limitation, all accounts, accounts receivable, notes, chattel paper, drafts, acceptances, instruments and any right to payment for goods sold or leased or for services rendered, whether or not evidenced by an instrument or chattel paper, and whether or not earned by performance, merchandise represented by Accounts, all of Debtor's rights as an unpaid vendor or lienor including stoppage in transit, replevin or reclamation, and any other of Debtor's property held by Secured Party or by others for Secured Party's account, including balances standing to Debtor's credit on Secured Party's books, including all claims for tax refunds, whether now existing or hereafter arising, of Debtor against any city, county, state or federal government, or any agency, authority or subdivision thereof (collectively, the "Accounts"); and

         3. General Intangibles, including, without limitation, all of Borrower's general intangibles, documents, contract rights, corporate or other business records, deposit accounts, trade names, trade secrets, good will, intellectual property and rights arising or derived from intellectual property (whether or not registered), licenses, franchises, customer lists, tax refund claims, computer programs, software, intellectual property owned by or licensed to Borrower, all leasehold rights, all claims under guaranties, security interests or other security granted to or held by Borrower to secure payment of any Accounts or other Intangibles, all rights to indemnification, and all other intangible property of every kind and nature (collectively, "General Intangibles").

         4. Equipment, including, without limitation, all of Borrower's equipment, furniture, machinery, vehicles, parts, accessories and improvements, and all replacements and substitutions for, and accessions to, any of the foregoing (collectively, the "Equipment").

         5. All deposit accounts, instruments, documents, securities, monies, Intangibles and items of value of Borrower now or hereafter placed in Lender's possession or owed by Lender to Borrower.

         6. All property presently or hereafter pledged and delivered to Lender to secure any Indebtedness.

         7. The products and proceeds (including insurance proceeds) of any and all of the foregoing, including cash and non-cash proceeds in the form of cash, monies, General Intangibles, Accounts, Inventory, Equipment, securities or otherwise, and also including any award in condemnation of any of the foregoing, any insurance policies covering (and any payment resulting from defect in, loss of, damage to or destruction of) such collateral, and any revenues derived or arising from the foregoing collateral in any way (collectively, "Proceeds").

         8. All payments, monies, interest and dividends arising from any of the Collateral; and

         9. The proceeds (including insurance proceeds) of any and all of the Collateral; and

         10. All ledgers, books of account and records of Debtor relating to any and all of the Collateral.

                                    EXHIBIT B

                             Location of Collateral
                            and All Books and Records
                           Relating to the Collateral